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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Tractor Supply Company
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Notice of the 2020 Annual Meeting and 2020 Proxy Statement

Thursday, May 7, 2020, at 10:00 a.m. CT
The Company's Store Support Center, 5401 Virginia Way, Brentwood, Tennessee 37027

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## Our Mission and Values

Our mission is to work hard, have fun and make money by providing legendary service and great products at everyday low prices.

This mission is supported by a key set of values—ethics, respect, balance, winning attitude, communication, development, teamwork, change, initiative and accountability—that are the foundation of our culture and the guiding principles for how we conduct business.

## Our Focus

Tractor Supply is focused on being the most dependable supplier of relevant products and services for the lifestyle needs of recreational farmers and ranchers and all others who live the rural lifestyle. Tractor Supply customers are home, land, pet and livestock owners that live a conservative and self-reliant lifestyle. They depend on us to have the products they need for Life Out Here.

Our strategy is designed to provide a convenient shopping experience anytime, anywhere and in any way our customers choose. To learn more or shop online, visit TractorSupply.com and Petsense.com.

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**We Are Guided by Our Foundational Strengths**

- Team Member Engagement: Empower team members by developing their skills and leadership
- Operational Efficiency: Support business capabilities through margin improvement and efficiency

**Our Strategic Goals**

- Driving Profitable Growth
- Building Customer-Centric Engagement
- Offering Relevant Products and Services
- Enhancing Our Core and Foundational Capabilities

**Our Goals in Action**

- A Unique Understanding of Life Out Here: Knowledgeable team members; Product relevant to the lifestyle
- Cost Productivity to Generate Strong Returns: Supply chain and logistics; Store labor efficiencies

**How We Meet Our Customers' Needs**

- Anytime, Anywhere, Anyway: Our customers interact with us for our products and seasoned advice

5401 Virginia Way
Brentwood, Tennessee 37027
TractorSupply.com

To Our Shareholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2020 Annual Meeting of Shareholders of Tractor Supply Company.  The meeting will be held on Thursday, May 7, 2020, at the Company’s Store Support Center in Brentwood, Tennessee.  The meeting will start at 10:00 a.m. (Central Time).

Tractor Supply Company is committed to good corporate governance. Our Board of Directors has taken several actions in recent years to enhance our governance practices, including the recent adoption of a bylaw amendment giving our shareholders the right to call a special meeting. We also believe that eliminating the supermajority voting provisions of our Restated Certificate of Incorporation as proposed in Item 4 is a matter of good governance that is in the best interests of our shareholders. We appreciate your support as we continue to work to implement initiatives that will positively impact the performance and long-term value of the business for the benefit of all shareholders.

The following pages contain the formal Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.  The meeting will include a report on Tractor Supply Company's activities for the fiscal year ended December 28, 2019, and there will be an opportunity for comments and questions from shareholders. Whether or not you plan to attend the meeting, it is important that you be represented and that your shares are voted.  After reviewing the Proxy Statement, I ask you to vote as described in the Proxy Statement as soon as possible.

I look forward to seeing you at the Annual Meeting.

Sincerely,
Harry A. Lawton III
President, Chief Executive Officer and Director
March , 2020

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION
DEFINITIVE PROXY STATEMENT INTENDED TO BE RELEASED ON OR ABOUT MARCH 23, 2020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2020	Store Support Center
10:00 a.m. CT	5401 Virginia Way
Brentwood, Tennessee 37027

The purpose of the annual meeting is to consider and take action on the following:

1.	To elect directors to serve a one-year term ending at the 2021 Annual Meeting of Shareholders;
2.	To ratify the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2020;
3.	To act upon a proposal for a non-binding, advisory vote by the shareholders to approve the compensation of the named executive officers of the Company (“Say on Pay”);
4.	To approve an Amendment to the Restated Certificate of Incorporation (the “Certificate of Incorporation”) to
eliminate the supermajority voting requirement; and
5.	To transact any other business as may be properly introduced at the 2020 Annual Meeting of Shareholders.

These matters are more fully described in the Proxy Statement accompanying this notice.

The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders on the Internet.  We are pleased to take advantage of these rules and believe that they enable us to provide our shareholders with the information that they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. This Proxy Statement and our fiscal 2019 Annual Report to Shareholders are available on our website at TractorSupply.com. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.envisionreports.com/TSCO, which does not utilize “cookies” that identify visitors to the site.

As shareholders of Tractor Supply Company, your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented.

By Order of the Board of Directors,

Benjamin F. Parrish, Jr.
Executive Vice President, General Counsel and Corporate Secretary
Brentwood, Tennessee
March , 2020

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY TOLL-FREE TELEPHONE CALL, VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING A PROXY CARD.

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Annual Meeting of Shareholders
To be Held May 7, 2020

Our Board of Directors has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2020 Annual Meeting of Shareholders (the “Meeting”), or at any adjournment thereof. The Meeting will be held at our Store Support Center, located at 5401 Virginia Way, Brentwood, TN 37027, on Thursday, May 7, 2020 at 10:00 a.m. Central Time.

We mailed our Notice of Internet Availability of Proxy Materials (the “Notice”) to each shareholder entitled to vote at the Meeting on or about March , 2020.

General Information About the Meeting and Voting

Who may vote at the Meeting?
The Board of Directors has set March 10, 2020 as the record date for the Meeting. If you were the owner of Tractor Supply Company common stock, par value $.008 per share (“Common Stock”), at the close of business on March 10, 2020, you may vote at the Meeting. You are entitled to one vote for each share of Common Stock you held on the record date.

A list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder for any purpose germane to the Meeting during normal business hours for a period of ten days before the Meeting at our Store Support Center, and at the time and place of the Meeting.

How many shares must be present to hold the Meeting?
A majority of our shares of Common Stock outstanding as of the record date must be present at the Meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 116,024,646 shares of our Common Stock outstanding. Your shares are counted as present at the Meeting if you are present and vote in person at the Meeting or properly submit your proxy prior to the Meeting.

Why am I being asked to review materials online?
Under rules adopted by the Securities and Exchange Commission (“SEC”), and in an effort to promote sustainability, we are furnishing proxy materials to our shareholders online rather than mailing printed copies of those materials to each shareholder. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials online. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

What am I voting on?
You will be voting on the following:

•The election of directors to serve a one-year term ending at the 2021 Annual Meeting of Shareholders;
•The ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2020;
•The approval of the compensation of the named executive officers of the Company (“Say on Pay”);
•The approval of an amendment to the Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the supermajority voting requirements contained therein; and
•Any other matters properly introduced at the Meeting.

We are not currently aware of any other business to be acted upon at the Meeting. If any other matters are properly submitted for consideration at the Meeting, including any proposal to adjourn the Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Meeting.

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How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:

•“FOR” the election of the director nominees named in this Proxy Statement;
•“FOR” the ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm;
•“FOR” the approval of the compensation of the named executive officers of the Company; and
•“FOR” the approval of an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements.

How do I vote before the Meeting?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares and the Notice has been sent directly to you by Computershare.  Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the Meeting, vote by one of the below methods so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide not to attend the Meeting.

If, like most shareholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee, rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice is being forwarded to you. Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the Meeting, vote by one of the below methods so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide not to attend the Meeting.

If you hold your shares through the Company’s 401(k) Plan, you will receive printed proxy materials by mail.  You may vote in person at the Meeting or by completing and mailing the paper proxy card included with the mailed proxy materials, via the Internet or by phone.

We encourage you to register your vote via the Internet. If you attend the Meeting, you may also submit your vote in person and any votes that you previously submitted – whether via the Internet, by phone or by mail – will be superseded by the vote that you cast at the Meeting. To vote at the Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the Meeting, your shares will be voted at the Meeting in the manner set forth in this Proxy Statement or as otherwise specified by you.

You may vote via the Internet or by phone until 1:00 a.m. Central Time on May 7, 2020, otherwise Computershare must receive your paper proxy card before May 7, 2020.  If you hold your shares through the Company’s 401(k) Plan or Employee Stock Purchase Plan, you may vote via the Internet or by phone until 1:00 a.m. Central Time, on May 5, 2020, otherwise Computershare must receive your paper proxy card before May 5, 2020.

May I vote at the Meeting?
If you are a registered shareholder as of the record date, you may vote your shares at the Meeting if you attend in person.

You are entitled to attend the Meeting only if you are a shareholder as of the close of business on March 10, 2020, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Meeting, you must present proof of ownership of Tractor Supply Common Stock on the record date. This can be any of the following:

•A brokerage statement or letter from a bank or broker indicating ownership on March 10, 2020;
•The Notice of Internet Availability of Proxy Materials;
•A printout of the proxy distribution email (if you received your materials electronically);
•A proxy card;
•A voting instruction form; or
•A legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present the properly executed proxy card and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver's license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

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What vote is required to pass an item of business?
The holders of the majority of the outstanding shares of Common Stock must be present in person or represented by proxy for a quorum to be present at the Meeting.

A nominee will be elected to the Board of Directors at the Meeting if he or she receives the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Meeting. Pursuant to the Company’s Director Resignation Policy, each director nominee has submitted a conditional resignation to the Company which will be effective upon the director’s failure to receive the required majority vote at the Meeting. See “Director Resignation Policy” under “Item 1–Election of Directors” for more information about this policy.

The ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm and the approval of the executive compensation of our named executive officers will each be approved if it receives the affirmative vote of a majority of the votes present, either in person or by proxy, at the Meeting.

The proposal to approve an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements related to certain matters regarding the Board of Directors must receive affirmative votes from the holders of at least sixty-six and two thirds (66-2/3%) of the voting power of all outstanding shares of the Company to be approved.

If you submit your proxy or attend the Meeting, but choose to abstain from voting on any proposal, you will be considered present at the Meeting and not voting in favor of the proposal.  Since the proposals to be voted on with respect to (i) the election of directors, (ii) ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm, and (iii) the advisory vote on executive compensation pass only if each proposal receives a favorable vote from a majority of shares present at the Meeting, abstaining and not voting in favor of these proposals will have the same effect as if you had voted against the proposals. In addition, since the proposal to be voted on with respect to the elimination of the supermajority voting requirements related to certain matters regarding the Board of Directors will pass only if such proposal receives a favorable vote from the holders of at least sixty-six and two-thirds (66-2/3%) of the voting power of all outstanding shares of the Company, abstaining and not voting in favor of this proposal will have the same effect as if you had voted against the proposal.

Brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares.  If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.”  The election of directors, the approval of the compensation of the named executive officers, and the approval of an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements contained therein are not routine matters, and a broker may not vote on these matters without receiving instructions.  The ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm is a routine matter, and brokers and nominees may vote on this matter without receiving instructions, however, for all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

Unless you indicate otherwise, the persons named as your proxies will vote your shares (i) FOR all nominees for director, (ii) FOR the ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm, (iii) FOR the approval of the compensation of the named executive officers of the Company, and (iv) FOR the approval of an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements.

Who counts the votes?
The Company has asked Computershare to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Meeting.

Can I revoke my proxy?
Yes.  You can revoke your proxy by:

•Filing written notice of revocation with our Corporate Secretary before the Meeting;
•Signing a proxy bearing a later date; or
•Voting in person at the Meeting.

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Where can I find voting results of the Meeting?
We will publish final detailed voting results in a Form 8-K filed with the SEC at www.sec.gov within four business days following the Meeting.

Could emerging developments regarding the COVID-19 coronavirus affect our ability to hold the Meeting in-person?
We intend to hold the Meeting in-person. However, we are actively monitoring the COVID-19 coronavirus; we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Meeting in-person, we will announce alternative arrangements for the Meeting as promptly as practicable, which may include holding the Meeting solely by means of remote communication. Please monitor our website at TractorSupply.com for updated information. If you are planning to attend the Meeting, please check the website prior to the Meeting date. As always, we encourage you to vote your shares prior to the Meeting.

Who will bear the cost for soliciting votes at the Meeting?
We will bear all expenses in conjunction with the solicitation of proxies, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. We may hire a proxy solicitation firm at a standard industry compensation rate. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and employees.

Whom should I call with other questions?
If you have additional questions about this Proxy Statement or the Meeting, please contact:  Tractor Supply Company, 5401 Virginia Way, Brentwood, Tennessee 37027, Attention: Investor Relations Dept., Telephone: (615) 440-4000.

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Item 1 – Election of Directors

Our Board nominees bring a variety of unique skills, qualifications, backgrounds and experiences that contribute to a well-balanced Board that we believe is uniquely positioned to effectively guide our strategy and oversee our operations in the rapidly-changing retail industry.

At Tractor Supply, we believe that an effective Board should be made up of individuals who collectively provide an appropriate balance of leadership and strategic skills, diverse perspectives and professional experiences which are relevant to our business and strategic goals. The Board, upon recommendation of its Corporate Governance and Nominating Committee (“Corporate Governance Committee”), selects potential candidates on the basis of their broad experience, outstanding achievement in their professional careers, wisdom, integrity, alignment with our values, understanding of the business environment, thorough appreciation for strong ethics and appropriate corporate governance. In addition, the Board takes into account their willingness to devote adequate time to Board duties and such other experience, attributes and skills that the Board deems essential for directors.

The Board also considers diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skill sets. The Board and the Corporate Governance Committee believe that it is important that directors represent diverse viewpoints and individual perspectives. In considering candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards.

The Board also considers whether a potential candidate satisfies the independence and other requirements for service on the Board and its committees, as required by the listing standards of the Nasdaq Global Select Market (“Nasdaq”) and the SEC.

Director Experience, Skills and Background

Tractor Supply is committed to growing our business by being the most dependable supplier of relevant products and services, creating customer loyalty through personalized experiences and providing convenience that our customers expect anytime, anywhere and any way. In selecting nominees for our Board, the Corporate Governance Committee evaluates the current composition of the Board and its committees and determines the most relevant skills and experience to provide effective oversight, support the needs of our business and implement our ONETractor strategy.

We generally seek director candidates with experience, skills or background in one or more of the following areas:

LEADERSHIP

CEO / President Experience
We strive to maintain a Board with a wide range of leadership experience including service as a current or former CEO or President.

Public Company Directorship
We seek directors who hold either current or previous directorship positions with public companies.

STRATEGY

Retail
We seek directors who possess an understanding of operational and strategic issues facing large retail companies, including changing consumer behaviors.

Technology / E-Commerce
We seek directors who can provide guidance based on their experiences with e-commerce and digital technologies to integrate the customer experience in-store and online.

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Marketing / Brand Management
We seek directors with relevant experience in consumer marketing or brand management and an understanding of shifting customer dynamics and consumer preferences.

HR / Compensation
We seek directors with relevant experience in human resources or executive compensation who can provide guidance and oversight of our compensation program.

GOVERNANCE

Accounting / Finance
We seek directors who have experience with finance and financial reporting processes due to the importance our company places on accurate financial reporting, controls and compliance.

Regulatory / Legal
Our business requires compliance with a variety of regulatory requirements across a number of jurisdictions. We seek directors who have legal and risk management expertise.

Corporate Governance
We seek directors who have experience with corporate governance and managing board strategies and practices that align with best practices and our strategic values.

DIVERSITY

Board Diversity
Diversity and inclusion are values ingrained in our culture and essential to our business. We believe that a board comprised of directors with diverse backgrounds, unique skill sets and experiences, and individual perspectives improves the discussions and decision-making process which contributes to overall Board effectiveness.

The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide effective oversight and strategic advice to our management.

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Our directors are elected at each annual meeting and hold office until the next annual meeting or the election of their respective successors.  All nominees are presently directors of the Company.  The Board has the authority under our Bylaws to fill vacancies and to increase or decrease its size between annual meetings. All directors were elected by the Company's shareholders at the 2019 Annual Meeting, with the exception of Harry A. Lawton III, who was appointed to the Board in January 2020.

Nominees for Directors

The Board, upon recommendation of its Corporate Governance Committee, has nominated each of the directors named below for election at the Meeting.  Such individuals were selected based on their broad experience, wisdom, integrity, alignment with our values, understanding of the business environment, thorough appreciation for strong ethics and appropriate corporate governance, and their willingness to devote adequate time to Board duties.  The experience, qualifications, attributes, and skills that led the Corporate Governance Committee to conclude that each person should be nominated to serve as a director are discussed in more detail below. The nominees included below are each standing for election for one of the nine positions on our Board. Each of the nominees are standing for re-election, with the exception of Mr. Lawton, who was appointed to the Board in January 2020.

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The following sets forth certain information concerning the director nominees for the Board of Directors of the Company:

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If a nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person designated by the Board upon the recommendation of the Corporate Governance Committee.

Director Resignation Policy

The Company has adopted a director resignation policy which provides that each director shall submit a conditional offer of resignation effective if, in an uncontested election, a director fails to receive a majority of shares voting in the election of directors.  The Corporate Governance Committee, or in certain circumstances the Board or a special committee thereof, will consider the resignation and will recommend to the Board whether to accept or reject the tendered resignation, considering factors deemed relevant by the Corporate Governance Committee including the reasons why shareholders withheld votes for election of the director, the qualifications of the director, and his or her contributions to the Company.  The Board will then consider the Corporate Governance Committee’s recommendation and all factors it deems relevant and make a decision whether to accept or reject such resignation effective within 60 days following receipt of the Corporate Governance Committee’s recommendation.  The Company will disclose the Board’s decision in a Current Report on Form 8-K filed with the SEC within 90 days following certification of the shareholder vote.

Vote Required

A nominee will be elected to the Board of Directors at the Meeting if he or she receives the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Meeting. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal. Broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of this proposal.

FOR	The Board unanimously recommends that the shareholders of the Company vote “FOR” the election of each of the nominees.

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Compensation of Directors

The Compensation Committee has the responsibility to review compensation for the Company’s directors periodically and recommend changes, as appropriate, to the full Board of Directors.  For the 2019-2020 term, the Board approved the following cash fees for non-employee directors.

Independent Chairman (1)	$175,000
Board Retainer	85,000
Audit Committee Chair (2)	20,000
Audit Committee Member	17,000
Compensation Committee Chair (2)	15,000
Compensation Committee Member	10,000
Corporate Governance and Nominating Committee Chair (2)	10,000
Corporate Governance and Nominating Committee Member	10,000

(1)The Independent Chairman is entitled to a flat retainer and does not receive additional board or committee retainer fees.
(2)Committee Chair positions are entitled to both the Committee Chair retainer fee and the Committee Member retainer fee.

In addition, in December 2019, members of a special ad hoc committee of the Board tasked with primary responsibility for the search for a new chief executive officer were awarded one-time cash payments for their additional time and efforts. Ms. Morris, the chair of the special committee, was paid $50,000, and Messrs. MacKenzie and Weikel were each paid $30,000 for their service. The Company also reimbursed all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

Each of the directors participates in the Company’s stock incentive plan under which restricted stock units (“RSUs”) are granted to each non-employee director annually upon election or re-election.  In 2019, grants of RSUs valued on the date of grant at approximately $140,000 were made to non-employee directors and $200,000 to the independent chairman. No stock options were granted.  All RSU awards granted to non-employee directors are made at the commencement of the new director term and vest on the one-year anniversary of the grant date.  Except to the extent necessary to comply with our director stock ownership guidelines, there are no holding period requirements after the RSUs are issued. See “Corporate Governance - Director Stock Ownership Guidelines” for more information about this requirement. Receipt of RSUs can be irrevocably deferred until the end of such director's service on the Board or such other date as the director elects.

The following table provides compensation information for the fiscal year ended December 28, 2019, for each individual who served as a member of our Board of Directors during such period, other than Mr. Sandfort, whose compensation is reflected in the “2019 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	All Other Compensation	Total
Peter D. Bewley (3)	$38,764	$—	$—	$38,764
Ricardo Cardenas (4)	$96,011	$139,954	$—	$235,965
Denise L. Jackson	$117,000	$139,954	$—	$256,954
Cynthia T. Jamison	$170,536	$199,906	$—	$370,442
Thomas A. Kingsbury	$105,000	$139,954	$—	$244,954
Ramkumar Krishnan	$97,500	$139,954	$—	$237,454
George MacKenzie	$153,500	$139,954	$—	$293,454
Edna K. Morris	$162,500	$139,954	$—	$302,454
Mark J. Weikel	$139,500	$139,954	$—	$279,454

(1)Each of our directors received an annual award of RSUs.  This column reflects the aggregate grant date fair value of those RSU awards.  Such awards vest on the one-year anniversary of the grant date, with the related expense recognized ratably.
(2)The aggregate number of underlying shares for stock awards outstanding at fiscal year-end for each director was as follows:

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Name	Number of Vested Deferred RSU Awards	Number of Unvested RSU Awards
Peter D. Bewley (3)	12,353	—
Ricardo Cardenas (4)	—	1,410
Denise L. Jackson	1,916	1,410
Cynthia T. Jamison	15,827	2,014
Thomas A. Kingsbury	1,916	1,410
Ramkumar Krishnan	1,916	1,410
George MacKenzie	3,756	1,410
Edna K. Morris	4,996	1,410
Mark J. Weikel	—	1,410
(3)Mr. Bewley’s term on the Board ended on May 9, 2019.
(4)Mr. Cardenas was elected to the Board on February 7, 2019.

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Board Meetings and Committees

The Board held four regular quarterly meetings and two telephonic meetings during 2019. During fiscal 2019, each incumbent director attended at least 75% of the aggregate of (i) the total number of Board meetings (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all Board committees on which he or she served (during the period that he or she served).

Standing Committees of the Board
Committee	Members	Functions and Additional Information	Number of Meetings During Fiscal 2019
Audit	George MacKenzie (1) Ricardo Cardenas (2) Denise L. Jackson Thomas A. Kingsbury (3) Mark J. Weikel	· Oversees financial reporting, policies, procedures and internal controls of the Company · Appoints the independent registered public accounting firm · Evaluates the general scope of the annual audit and approves all fees paid to the independent registered public accounting firm · Oversees and directs the scope of internal audit activities · Reviews the annual operating plan, capital budget and the five-year strategic plan · Reviews capital structure and strategies and credit facilities	11
Compensation	Edna K. Morris (1) Peter D. Bewley (4) Thomas A. Kingsbury (3) Ramkumar Krishnan George MacKenzie (5) Mark J. Weikel	· Reviews and approves compensation of directors and executive officers · Reviews and approves grants of equity-based awards to officers pursuant to stock incentive plans · Reviews compensation and benefit plan changes · Reviews the Compensation Discussion and Analysis and compensation-related disclosures · Oversees and approves the succession planning process for executives · Oversees initiatives related to diversity, equality and inclusion	5
Corporate Governance and Nominating	Denise L. Jackson (1)(6) Ricardo Cardenas (2) Peter D. Bewley (4) Thomas A. Kingsbury Ramkumar Krishnan (7) Edna K. Morris (8)	· Develops, sets and maintains corporate governance standards · Reviews and recommends committee chairpersons and members · Evaluates the effectiveness of the Board process and committee activities · Makes recommendations for nominees for director · Evaluates qualifications and recommends to the Board new candidates for director positions · Oversees the shareholder engagement program relating to corporate social responsibility, including governance, environmental stewardship and social issues	5
(1)  Committee chairperson.
(2) Mr. Cardenas was appointed to the Board in February 2019 and joined the Audit Committee at that time and then subsequently joined the Corporate Governance and Nominating Committee on May 9, 2019.
(3) Mr. Kingsbury served on the Audit Committee until May 9, 2019 and joined the Compensation Committee at that time.
(4) Mr. Bewley served as chair of the Corporate Governance Committee until February 2019 and as a member of the Compensation Committee until May 9, 2019.
(5) Mr. MacKenzie served as a member of the Compensation Committee until May 9, 2019.
(6) Ms. Jackson was appointed the Corporate Governance and Nominating Committee chairperson in February 2019.
(7) Mr. Krishnan served as a member of the Corporate Governance and Nominating Committee until May 9, 2019.
(8) Ms. Morris served as a member of the Corporate Governance and Nominating Committee until May 9, 2019.

The Board has determined that each member of the Company’s Audit Committee, Compensation Committee, and Corporate Governance Committee is an independent director within the meaning of the listing standards of Nasdaq.  In addition, the Board has determined that Mr. MacKenzie, the chair of the Audit Committee, and Mr. Cardenas are qualified as audit committee financial experts within the meaning of SEC regulations and the listing standards of Nasdaq.  The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Responsibilities of the Compensation Committee

The Compensation Committee has been given the responsibility to assist the Board of Directors in the discharge of its fiduciary duties with respect to the compensation of the executives of the Company, including the executive officers named in the 2019 Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”), as well as oversight of talent development and succession planning.  The Compensation Committee is also responsible for overseeing all of the Company’s equity-based plans as well as its retirement and other benefit plans.  It periodically reviews and approves compensation and equity-based plans and makes its recommendations to the Board with respect to these areas.

The Compensation Committee’s members are each (i) independent as defined under the listing standards of Nasdaq, and (ii) a non-employee director for purposes of Section 16b-3 of the Exchange Act.

As part of the duties set forth in its charter, the Compensation Committee, among other things, establishes compensation systems that support the Company’s business strategy. The Compensation Committee periodically reviews the Company’s philosophy regarding executive and director compensation. On an annual basis, the Compensation Committee reviews market data to assess the Company’s competitive position with respect to the elements of the Company’s compensation and policies relating to fair and equitable pay practices. The Compensation Committee reports to the Board of Directors on its activities.

To assist the Compensation Committee in establishing compensation for the Company’s executive management and directors for 2019, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) as an independent third-party consultant.  The Compensation Committee determined the scope of Pearl Meyer's assignment and worked directly with Pearl Meyer.  Pearl Meyer also worked with management on a limited basis under the Compensation Committee’s direction.  Pearl Meyer did not recommend any compensation programs or payment amounts, rather was engaged to provide data and analysis with respect to compensation paid by the Company and the companies in its peer group as discussed in “Compensation Discussion and Analysis.”  Pearl Meyer did not provide any services other than these executive and director compensation services for the Company in fiscal 2019.

The Compensation Committee sets performance goals and objectives for the Chief Executive Officer and the other executive officers. The Committee reviews the performance and compensation of the Chief Executive Officer and, with input from other advisors, if appropriate, establishes his compensation level, including equity-based awards.  For the remaining Named Executive Officers, the Human Resources leader, who serves as the management liaison to the Compensation Committee, consults with the Chief Executive Officer and, using the data provided by the consultant, makes recommendations to the Committee as to each individual’s base compensation and equity-based awards.  All decisions with respect to executive and director compensation are approved by the Compensation Committee and reported to, or approved by, the full Board.

The agenda for meetings of the Compensation Committee is determined by its Chairperson with input from the Company’s General Counsel and Human Resources leadership.  Compensation Committee meetings are regularly attended by the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Human Resources leadership, but the Committee also meets in executive session at each meeting.  Pearl Meyer and the Company’s human resources department support the Compensation Committee in its duties, and certain officers, including the Chief Executive Officer, Chief Financial Officer, General Counsel and Human Resources leadership, may be delegated authority to fulfill certain administrative duties regarding compensation programs.

Corporate Governance
General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders.  During the past year, we have continued to review our corporate governance policies and practices and compared them to those suggested by various authorities in corporate governance and the practices of other public companies.  We also consider the rules of the SEC and the listing standards of Nasdaq.

Our Board of Directors has adopted Corporate Governance Guidelines, which outline the composition, operations, and responsibilities of the Board of Directors.  Our Board also conducts an annual review of its charters for the Company’s Audit Committee, Compensation Committee, and Corporate Governance Committee. You may access our Corporate Governance Guidelines and current committee charters in the “Corporate Governance” section of our website at TractorSupply.com.

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Director Independence and Board Operations

Our Corporate Governance Guidelines require that a majority of our Board consists of independent directors within the meaning of the listing standards of Nasdaq.  The Board has determined that each of the following directors is an “independent director” within the meaning of the listing standards of Nasdaq:

Ricardo Cardenas	Ramkumar Krishnan
Denise L. Jackson	George MacKenzie
Cynthia T. Jamison	Edna K. Morris
Thomas A. Kingsbury	Mark J. Weikel

Effective January 1, 2014, Cynthia T. Jamison became the Chairman of the Board. Prior to this appointment, Ms. Jamison had served as the Board's Lead Independent Director since 2010, and she has served on the Company's Board since 2002. The Board determined it was in the best interest of the Company to appoint Ms. Jamison, an independent director, as Chairman due to her financial and senior leadership experience, her governance experience and her financial expertise.
Our Chairman, in consultation with the Chief Executive Officer and each of the committee chairpersons, proposes the agenda for the Board meetings. Directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chief Executive Officer and other members of executive management make presentations on a variety of operational and strategic topics to the Board at the meetings, and a substantial portion of the meeting time is devoted to the Board’s discussion of these presentations. Executive sessions for independent directors are scheduled at each regularly scheduled Board meeting.
Directors have regular access to executive management. They may also seek independent, outside advice. The Board has established three standing committees so that certain areas can be addressed in more depth than might be possible at a full Board meeting. Committee assignments are reassessed annually.

Board, Committee and Individual Director Assessment Process

The Corporate Governance Committee has the responsibility for administering an annual performance review process for the Board of Directors. The Corporate Governance Committee has established a rigorous and thorough annual assessment process that includes the completion of written assessments and one-on-one interviews of all directors by the Chairman of the Board. All directors complete a written assessment of the performance of the full Board of Directors and its committees, as well as a self/peer assessment in which directors are assessed individually. The directors also complete written assessments of the performance of the Chairman of the Board and the Chief Executive Officer. Since 2017, senior management has completed an annual written assessment of the Board. To encourage directors and senior management to be candid in their assessments, results are aggregated so that assessments and comments are not attributed to individuals. Each director receives a personalized assessment report that shows his or her individual performance compared with his or her peers as well as the full Board assessment results. The Chairman of the Board also reviews the assessment results with the full Board of Directors and meets individually with the Chief Executive Officer to review his performance. In addition, each committee conducts a self-assessment on an annual basis by having committee members complete a written assessment of the committee’s performance. The chair of each committee shares the results of this process with committee members.

Director Candidates

The Corporate Governance Committee, which is comprised solely of independent directors, considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders.  The Corporate Governance Committee may also utilize director search firms to identify potential director candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary in writing with whatever supporting material the shareholder considers appropriate pursuant to the provisions of our Bylaws relating to shareholder proposals as described in “Shareholder Nominations of Candidates for Board Membership,” below.

Once the Corporate Governance Committee has identified a prospective nominee, an initial determination is made as to whether to conduct a full evaluation of the candidate.  This initial determination is based on whatever information is provided to the Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.  The Corporate

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Governance Committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Guidelines, including:

•Personal characteristics:
–highest personal and professional ethics, integrity and values that align with our Company;
–an inquiring and independent mind; and
–practical wisdom and mature judgment.
•Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.
•Broad training and experience at the policy-making level in business, government, or education.
•Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.
•Commitment to serve on the Board over a period of several years to develop knowledge about our principal operations.
•Willingness to represent the best interests of all shareholders and objectively appraise management performance.
•Involvement only in activities or interests that do not create a conflict with the director’s responsibilities to the Company and its shareholders.

The Corporate Governance Committee also considers diversity, such as diversity of gender, race and national origin, age, education, professional experience, and differences in viewpoints and skills. The Corporate Governance Committee is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which Board nominees are selected. The Board and the Corporate Governance Committee believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or other expertise, and the evaluations of other prospective nominees.  In connection with this evaluation, the Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, prospective nominees are interviewed by members of the Corporate Governance Committee and other members of the Board. All members of the Board are given the opportunity to interview prospective nominees. After completing this evaluation and interview, the Corporate Governance Committee makes a recommendation to the full Board regarding the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Corporate Governance Committee.

Risk Management

The Board is actively engaged in overseeing the Company’s risk management process, which is designed to identify and assess strategic, financial, and operational risks with the potential to have sustained impact on the Company. The Board exercises its oversight, both as a whole Board and through its standing committees. The Board, Board committees, and management coordinate the risk oversight role in a manner that serves the long-term strategic interests of our Company and shareholders through periodic reporting and open lines of communication. Additionally, the Board reviews the Company’s long-term strategic initiatives and operating risks as a part of its regular discussion of the Company’s strategy and operating results.

The standing committees of the Board perform separate functions to support the overall risk oversight and assessment process of the Company. The Audit Committee focuses on financial and enterprise risk exposures, including internal controls and cybersecurity, and discusses with management, the internal auditors, and the independent registered public accounting firm, the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements, and the Company’s Code of Ethics. The Corporate Governance Committee oversees the major risks and mitigation activities related to its area of responsibility, i.e., director elections and corporate governance practices, as well as corporate social responsibility including environmental stewardship and social issues. The Compensation Committee oversees executive compensation programs and policies, including the design, performance measures, and ranges in incentive plans and performs an annual risk assessment of existing compensation policies and programs. The Compensation Committee is also responsible for talent development and succession planning.

Company management is charged with adequately identifying material risks that the Company faces in a timely manner; implementing management strategies that are responsive to the Company’s risk profile and specific material risk exposures; evaluating risk and risk management with respect to business decision-making throughout the Company; and efficiently and promptly transmitting relevant risk-related information to the Board or appropriate committee, so as to enable them to conduct appropriate risk management oversight.

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The Board maintains oversight of the Company’s cybersecurity risk through regular updates from management including the status of ongoing projects to strengthen our efforts against cybersecurity events. The Audit Committee, specifically, reviews risks relevant to cybersecurity and existing controls in place to mitigate the risk of cybersecurity incidents. Additionally, in conjunction with the Company’s enterprise risk management process, management also maintains an information and operation technology risk management program, which analyzes emerging cybersecurity threats as well as the Company’s plans and strategies to address the related risks.

Corporate Responsibility and Stewardship

The Company recognizes that environmental, social, and governance issues are of increasing importance to many investors. The Company’s culture and mission support a commitment to giving back to the communities where our customers and team members live. Additionally, the Company recognizes the importance of being good stewards of the land and our natural resources so that our children and future generations will have the same opportunities we enjoy today. We call our sustainability program “Stewardship” and view our Stewardship Program as a process of continuous improvement as we look for ways to become more efficient, eliminate waste, and reduce our impact on the environment.

On an annual basis, the Company prepares and produces a report describing our Company’s progress and initiatives regarding sustainability and other environmental, social, and governance matters. In December 2018, the Company announced a goal of reducing carbon emissions from facilities by 25% by 2025. To view the most recent report regarding the Company’s stewardship efforts, please visit tscstewardshipreport.com.

Diversity and Inclusion

The Board of Directors of Tractor Supply Company is committed to the principles of diversity and inclusion. We have built a strong and diverse Board of Directors by purposefully seeking highly qualified diverse candidates with different backgrounds, perspectives, ideas and skill sets. As we move forward, we are working closely with the executive team to implement new diversity, equality and inclusion initiatives that will result in a more diverse management team.

We believe that a diverse and inclusive workplace will enhance our ability to attract and retain the best talent to better serve our customers. Our workforce is approximately 51% male and 49% female. Minorities comprise approximately 15% of our workforce. Women serve in several key leadership roles including Senior Vice President of Investor Relations and Public Relations, Senior Vice President of Marketing and Senior Vice President of E-Commerce. We have taken several steps over the past 18 months to further enhance our diversity including the hiring of a diversity and inclusion officer, formation of a diversity and inclusion committee composed of executive leaders and establishment of Women Out Here, a support and development group for women in the Company. We will continue to build on these initiatives to enhance our culture of respect and empowerment across our organization.

Communications with Members of the Board

Shareholders interested in communicating directly with members of our Board may do so by writing to our Corporate Secretary, c/o Tractor Supply Company, 5401 Virginia Way, Brentwood, Tennessee 37027, or by emailing board@tractorsupply.com.  As set forth in our Corporate Governance Guidelines, our Corporate Secretary reviews all such correspondence and regularly forwards correspondence that deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.  Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Member Attendance at Annual Meeting

We strongly encourage each member of the Board to attend our Annual Meeting of Shareholders. All of our then current directors attended the 2019 Annual Meeting.

Director Stock Ownership Guidelines

Each non-employee member of the Board is expected to acquire, within a five-year period, and continue to hold, shares of the Company’s Common Stock having an aggregate market value which equals or exceeds a factor of 5x the director’s annual cash retainer.  Once the target beneficial ownership level is achieved by a director, that director will not be required to acquire any additional shares in the event the stock price decreases, provided the underlying number of shares remain held by the director.

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The Compensation Committee evaluates compliance with this policy annually.  The Compensation Committee and the Board of Directors, in their sole discretion, may waive or extend the time for compliance with this policy.  Factors which may be considered include, but are not limited to, non-compliance due to limitations on ability to purchase resulting from blackout periods and the personal financial resources of the director. All of the Company’s directors were in compliance with the policy as of March 10, 2020.

Director Retirement Policy

The Corporate Governance Committee reviews each director's continuation on the Board as his or her term approaches expiration in making its recommendation to the Board concerning his or her nomination for re-election as a director. Pursuant to the Company’s director retirement policy, a director may not stand for re-election after his or her 72nd birthday.

Compensation Committee Interlocks and Insider Participation

Ms. Morris, Mr. Bewley, Mr. Kingsbury, Mr. Krishnan, Mr. MacKenzie, and Mr. Weikel served on the Compensation Committee of the Board during 2019. There are no, and during 2019 there were no, interlocking relationships between any officers of the Company and any entity whose directors or officers serve on the Compensation Committee, nor did any of our current or past officers or employees serve on the Compensation Committee during 2019.

Political Contributions and Trade Associations

The Board of Directors has adopted a policy prohibiting the use of corporate resources to make direct or indirect contributions to political candidates, political parties or political committees.  The Company does not sponsor its own political action committee.

The Company, like many businesses, belongs to industry or trade associations that may engage in lobbying activities to support initiatives relevant to our business and the retail industry. The aggregate amount of membership dues paid to industry or trade associations in 2019 was approximately $201,000, of which approximately 40 percent was used for non-deductible lobbying and political expenditures based on information obtained from these organizations. The total payments to these organizations represented approximately 0.002 percent of the Company’s fiscal 2019 annual sales.

A report on the Company’s memberships in, and contributions to, industry and trade associations is prepared and presented to the Company’s Corporate Governance Committee. The report is updated semi-annually and is available on the Company’s website.

Proxy Access

The Company’s Bylaws include proxy access provisions. These provisions permit a shareholder, or a group of up to twenty shareholders, owning continuously for at least three years at least three percent of the Company’s outstanding Common Stock, to nominate and include in the Company’s proxy materials, director nominees constituting the greater of two individuals or 20% of the Board, provided that the shareholder(s) and nominee(s) meet the requirements specified in our Bylaws.

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Item 2 – Ratification of Re-Appointment of Independent Registered Public Accounting Firm

General Information

The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for fiscal 2020 and audit internal controls at December 26, 2020.  Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2001 and served as such for fiscal 2019.  At the Meeting, the shareholders are being asked to ratify the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020.

Shareholder ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by the Bylaws or otherwise; however, the Board of Directors is submitting the re-appointment of Ernst & Young LLP to the shareholders for ratification.  If the shareholders fail to ratify the Audit Committee’s re-appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP as the Company’s independent registered public accounting firm.  In addition, even if the shareholders ratify the appointment of Ernst & Young LLP, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Ernst & Young LLP are expected to attend the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

Fees Paid to Independent Registered Public Accounting Firm

Fees billed by the Company’s independent registered public accounting firm for the last two fiscal years were as follows:

	2019	2018
Audit fees	$1,196,268	$1,178,836
Audit related fees	—	—
Tax fees (1)	66,867	208,293
All other fees (2)	2,000	2,000

(1)Amounts reflect fees incurred for research, filing and other permissible tax services.
(2)Amounts reflect license fees for online research tools.

All services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm.  These policies provide that we will not engage our independent registered public accounting firm to render any services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specific types of services that are expected to be provided by our independent registered public accounting firm during the next 12 months.  Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm.  In certain limited situations, the chairperson of the Audit Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairperson’s judgment it is considered appropriate, to call a special meeting of the Audit Committee for that purpose.

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Vote Required

The ratification of the re-appointment of Ernst & Young LLP as our independent registered public accounting firm will be approved if it receives the affirmative vote of a majority of the votes present, either in person or by proxy, at the Meeting. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal. Brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of shares on this proposal.

FOR

The Board unanimously recommends that the shareholders of the Company vote “FOR” the proposal to ratify the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

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Report of the Audit Committee

The Company’s Audit Committee consists of four directors.  The Board has adopted a charter that governs the Audit Committee.  The Audit Committee charter can be found on the Company’s website at TractorSupply.com.  The members of the Audit Committee are George MacKenzie (Chairperson), Ricardo Cardenas, Denise L. Jackson, and Mark J. Weikel, and each is “independent” as defined by the listing standards of Nasdaq and applicable SEC regulations.  In addition, the Board has determined that Mr. MacKenzie and Mr. Cardenas are qualified as audit committee financial experts within the meaning of SEC regulations and the listing standards of Nasdaq.

Company management is primarily responsible for the Company’s financial statements and financial reporting process, including assessing the effectiveness of the Company’s internal control over financial reporting.  Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2019, is responsible for planning and carrying out annual audits and quarterly reviews of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States), expressing an opinion on the conformity of the Company’s audited financial statements with United States generally accepted accounting principles, and auditing and reporting on the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee monitors and oversees these processes and is responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm.  The Company also has an internal audit department that is actively involved in examining and evaluating internal controls and the effectiveness of the Company’s budgeting, financial, operational, and information systems activities and reports functionally to the Chair of the Audit Committee and administratively to the Chief Financial Officer.

To fulfill our responsibilities, we did the following:

•We reviewed and discussed with Company management and the independent registered public accounting firm the Company’s consolidated financial statements for the fiscal year ended December 28, 2019, and all interim quarters in fiscal 2019.
•We discussed with our in-house counsel legal matters having an impact on financial statements.
•We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with United States generally accepted accounting principles.
•We met periodically with the Company’s Vice President of Internal Audit, with and without management present, to discuss the results of Internal Audit’s examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
•We reviewed and discussed with Company management the Company’s risk assessment process, policies, and procedures.
•We discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States).
•We received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and we have discussed with our independent registered public accounting firm its independence from the Company and its management.
•We considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with maintaining its independence from the Company and its management.
•We reviewed and discussed with Company management the annual operating plan, capital budget, and the five-year strategic plan.
•We monitored and discussed with Company management the Company’s cash position, capital structure and strategies, and credit facilities.

The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of the audit of the financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting, management’s progress in assessing the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of the Company’s financial reporting.

Based on the discussions we had with management and the independent registered public accounting firm, the independent registered public accounting firm’s disclosures and letter to us, the representations of management to us, the report of the independent registered public accounting firm, and our review of the Company’s audited consolidated financial statements for fiscal 2019, we recommended to the Board of Directors that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for filing with the SEC.

The Audit Committee submits this report:

George MacKenzie, Chairperson	Denise L. Jackson
Ricardo Cardenas	Mark J. Weikel

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Item 3 – Non-Binding, Advisory Vote on Approval of Executive Compensation

Background of the Proposal

As required by Section 14A of the Exchange Act, the Company is holding a separate non-binding, advisory shareholder vote to approve the compensation of executive officers as described in the “Compensation Discussion and Analysis,” the executive compensation tables and any related information in the Company’s Proxy Statement (commonly known as a “Say on Pay” proposal).

Executive Compensation

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board also believes that our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation programs that are based on the Company’s financial performance. These incentive programs are designed to reward our executive officers on both an annual and long-term basis if they attain specified target goals, without unreasonable risk taking.

The “Compensation Discussion and Analysis” section includes additional details about our executive compensation programs.  In light of this discussion, the Company believes that its compensation of the Named Executive Officers for fiscal 2019 was appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its shareholders.  The Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the shareholders of Tractor Supply Company approve, on an advisory basis, the compensation of its Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the Proxy Statement of Tractor Supply Company.

Because your vote on this proposal is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Meeting. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal. Broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome this proposal.

FOR
The Board unanimously recommends that the shareholders of the Company vote “FOR” the approval of executive compensation of our Named Executive Officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC.

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Item 4 – Approval of Amendment to the Certificate of Incorporation to Eliminate the Supermajority Requirements Contained Therein

We are asking that shareholders approve amendments to our Certificate of Incorporation to eliminate the supermajority voting requirements contained therein.

After careful consideration and upon the recommendation of the Company’s Corporate Governance Committee, the Board voted to approve, and to recommend to our shareholders that they approve, amendments to the Certificate of Incorporation to remove supermajority voting standards. In evaluating the current voting requirements, the Corporate Governance Committee and the Board considered, among other matters, certain of the principal positions for and against the current voting standards imposed by our Certificate of Incorporation and reviewed trends and best practices in corporate governance, as well as the corporate governance practices and policies of a number of other corporations. Supermajority voting standards like those contained in our Certificate of Incorporation are intended to facilitate corporate governance stability and provide protection against self-interested action by large shareholders by requiring broad shareholder consensus to make certain fundamental changes. However, while such protection can be beneficial to shareholders, the Board is aware that some shareholders and commentators oppose these provisions, viewing supermajority provisions as limiting the Board’s accountability to shareholders and the ability of shareholders to participate in corporate governance.

Article IX of our Certificate of Incorporation provides that any amendment, alteration, change or repeal of any of the provisions of Article V of our Certificate of Incorporation, must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds (66-2/3%) of the voting power of all of the then-outstanding voting shares of the Company. The provisions covered by this supermajority voting requirement relate to:

•the number of directors of the Board being set forth in the Bylaws;
•the election of directors at each annual meeting to hold office for a term expiring at the next annual meeting (or until such director’s successor is elected and qualified or upon such director’s earlier resignation or removal);
•the authority of the Board to amend our Bylaws;
•not requiring a written ballot for the election of directors; and
•advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders in accordance with the procedures set forth in the Bylaws.

The proposed amendments to the Certificate of Incorporation would eliminate Article IX and references thereto. The effect of these amendments would be to require the affirmative vote of a majority of the voting stock to amend the provisions of Article V pursuant to Delaware law. The description of the proposed amendments to our Certificate of Incorporation is qualified in its entirety by reference to and should be read in conjunction with the full text of our Certificate of Incorporation, as amended by the proposed Certificate of Amendment attached to this proxy statement as Exhibit A.

Vote Required

The proposal to approve an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements related to certain matters regarding the Board of Directors must receive affirmative votes from the holders of at least sixty-six and two-thirds (66-2/3%) of the voting power of all outstanding shares of Common Stock of the Company to be approved. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal. Broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of this proposal.

FOR
The Board unanimously recommends that the shareholders of the Company vote “FOR” the approval of the amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements with respect to certain matters relating to the Board.

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Executive Compensation

Compensation Committee Report

The Compensation Committee seeks to establish compensation programs that support our business strategy and align with and promote the growth of long-term shareholder value by attracting, retaining and motivating executive leadership. We strongly believe in linking pay to performance. All components of the program other than base salary are at-risk and contingent upon the achievement of performance goals or the performance of our stock.  We enhanced the linkage between pay and performance in 2018 by adopting performance-based restricted share units (“PSUs”) as an important component of our long-term incentive program. Additionally, in 2019 we increased the percentage of PSUs from 20% to 35% of the Target LTI Opportunity (as defined below).

Our committee conducts a rigorous ongoing review of the executive compensation program. We generally seek to position the total target compensation of our executives within a competitive range of the market 50th percentile. The Compensation Committee engages an independent third-party compensation consultant to review and update our peer group and other market data to ensure it consists of comparable organizations, to compare each of the executive positions to relevant positions in the peer group and to gather and analyze compensation data from the peer group to provide an analysis of pay trends for the Company’s executive officers.

Our committee deliberations over the years have been thorough, robust and at times intense, as we consider the business we are building for tomorrow, making changes only when it is clear how it will better align with our long-term strategy and meet the objectives outlined above. Our metrics are relatively simple and are embedded and understood in our culture. Most importantly, we believe they are effective in incenting, retaining and rewarding the people whose job it is to continuously and sustainably create shareholder value.

The following “Compensation Discussion and Analysis” (the “CD&A”) should be read in conjunction with the Summary Compensation Table, related tables and narrative disclosures. We have reviewed and discussed the CD&A contained in this Proxy Statement with management and have recommended to the Board that the CD&A be included in the Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

By the Compensation Committee of the Board of Directors:

Edna K. Morris, Chairperson	Thomas A. Kingsbury
Ramkumar Krishnan	Mark J. Weikel

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Compensation Discussion and Analysis

This CD&A describes our executive compensation programs for our fiscal year 2019 Named Executive Officers, who were:

•Gregory A. Sandfort, our former Chief Executive Officer and current Director;
•Steve K. Barbarick, our former President and Chief Operating Officer;
•Kurt D. Barton, our Executive Vice President - Chief Financial Officer and Treasurer;
•Benjamin F. Parrish, Jr., our Executive Vice President - General Counsel and Corporate Secretary;
•Robert D. Mills, our Executive Vice President - Chief Technology, Digital Commerce, and Strategy Officer; and
•Chad M. Frazell, our former Senior Vice President - Human Resources.

Mr. Sandfort retired as the Company’s Chief Executive Officer on January 12, 2020. Mr. Barbarick and Mr. Frazell resigned from the Company on August 23, 2019 and December 31, 2019, respectively. Mr. Sandfort’s departure was part of a planned leadership succession process, with Harry A. Lawton III being appointed as President and Chief Executive Officer effective January 13, 2020. There are no current plans to fill the Chief Operating Officer role, but the Senior Vice President of Human Resources position has been filled on an interim basis with an internal human resources employee.

Executive Summary

Strategy Overview
We believe we can grow our business by being the most dependable supplier of relevant products and services for the rural lifestyle, creating customer loyalty through personalized experiences and providing convenience that our customers expect at anytime, anywhere, and in any way they choose.  Our long-term growth strategy is to: (1) drive profitable growth through new store openings and by expanding omni-channel capabilities, thus tying together our website product content, social media, digital, and online shopping experience, attracting new customers and driving loyalty, (2) build customer-centric engagement by leveraging analytics to deliver legendary customer service, seasoned advice, and personalized experiences, (3) offer relevant assortments and services across all channels through exclusive and national brands and continue to introduce new products and services through our test and learn strategy, (4) enhance our core and foundational capabilities by investing in infrastructure and process improvements which will support growth, scale, innovation, and agility while improving the customer experience, and (5) expand through selective acquisitions, as such opportunities arise, to add complementary businesses and to enhance penetration into new and existing markets to supplement organic growth.

Achieving this strategy will require a foundational focus on: (1) organizing, optimizing, and empowering our team members for growth by developing diverse skills, talent, and leadership across the organization, and (2) implementing operational efficiency initiatives, including the leverage of technology and automation, to align our cost structure to support new business capabilities for margin improvement and cost reductions.

The Company has developed a strategic business plan designed to encourage our executives to execute our growth strategy without taking unreasonable risks.  The Company’s compensation programs support and enable the achievement of the goals in the plan by holding our leaders accountable for building and maintaining a strong, performance-based culture.

Our Executive Compensation Philosophy and Framework
Our executive compensation programs are intended to motivate and retain key executives, with the ultimate goal of generating strong operating results and delivering solid, sustainable returns to our shareholders. We have developed our compensation programs to support our business strategy and to align our leadership team with our culture, strategy, and corporate structure. Our compensation program is designed to support the following key objectives:

•Pay-for-Performance.  We link pay to performance. We accomplish this through the use of short-term and long-term incentives that align executive pay to our net sales, net income, earnings per diluted share, and stock price performance. Our annual cash incentive plan is based solely on the achievement of target net income, which we believe to be an appropriate metric to incent our executives. Our long-term incentive plan is composed of stock options, RSUs, and PSUs. The PSUs only vest upon the achievement of targeted performance metrics. We believe the combination of PSUs with stock options and RSUs creates a balanced long-term incentive plan that rewards management for achieving strong financial results and stock price performance over the long-term. By setting short-term and long-term financial targets that we believe will drive stock price performance, our annual and long-term incentive plans work together to align pay and performance.

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•Shareholder Alignment.  Our executive compensation program includes both short-term and long-term incentives tied to performance factors that influence shareholder value. All components of the program, other than base salary, are at-risk and contingent upon the achievement of performance goals or the performance of our stock.  For fiscal 2019, 86% of the target pay mix for the Chief Executive Officer and 73% of the target pay mix for the other Named Executive Officers was structured as at-risk, incentive compensation.

•Strategic Business Plan Alignment.  The Company has developed a strategic business plan with both short-term and long-term goals, designed to encourage our executives to execute our growth strategy without taking unreasonable risks.  The Company’s compensation programs support and enable the achievement of the goals in the plan by holding our leaders accountable for building and maintaining a strong, performance-based culture.

•Cultural Alignment.  We believe our Company’s culture is unique and drives sustainable business results. Our mission and values are the foundation of our success.  We implement compensation practices we believe support the Company’s culture and values.  Our goal is to develop and benefit from long-term loyal relationships with our team members, customers, vendors, shareholders and other stakeholders.

•Competitive Compensation Based on Market Analysis. To assess the market competitiveness of compensation levels for the Company’s senior executives, the Compensation Committee’s independent consultant conducts an annual review of the target pay levels for each executive. The market data for these reviews is collected from a peer group that is reviewed and approved by the Committee each year and from a variety of reputable compensation surveys that contain pay data for comparable executive positions at comparable companies. Although market pay data is shown at the 25th, 50th, and 75th percentile market levels, the Committee generally focuses on positioning target pay opportunities within a competitive range of the market 50th percentile, except in cases where experience, tenure, performance, or other relevant factors suggest that pay should be positioned above or below the 50th percentile. This market pay data is only one of many factors reviewed and considered by the Compensation Committee when making pay determinations. However, we do believe it is important to be market competitive in order to attract talent and enable our people to build successful careers with our Company.

The Compensation Committee seeks to establish compensation systems that support our business strategy and promote the growth of long-term shareholder value by attracting, retaining, and motivating executive leadership. Our goal is to link pay to performance by rewarding outstanding performance by our executive officers when that performance results in value creation for our shareholders.

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Financial Performance

We delivered strong financial results again in fiscal 2019, as evidenced by the following highlights:

* Where indicated in the charts above, fiscal 2016 information represents non-GAAP information as it has been adjusted from our reported fiscal 2016 GAAP results. The fiscal 2016 information has been adjusted to exclude the estimated benefit associated with an additional week of sales and income in fiscal 2016 as compared to all other periods presented. The Company operates on a retail accounting calendar where the fiscal year ends on the last Saturday in December of each year. This results in 364 days or 52 weeks per year or 371 days or 53 weeks per year depending on our fiscal calendar year end. As a result, periodically our fiscal calendar contains an additional week of sales and profits. Our fiscal 2016 was a 53-week year and thus benefited from an additional week of both sales and net income as compared to the 52-week fiscal year of all other periods presented. Therefore, in order to show fiscal 2016 on a more comparable basis with the other years presented, we have adjusted the fiscal 2016 information to exclude an estimate of the benefit that the 53rd week had on fiscal 2016. These adjustments allow for all periods presented to be on a comparable 52-week basis.

** Fiscal 2017 net income and diluted EPS presented in the charts above represent non-GAAP information as each has been adjusted from our reported fiscal 2017 GAAP results. The fiscal 2017 net income and diluted EPS have been adjusted to exclude the negative impact of the Tax Cuts and Jobs Act enacted in December 2017. The Company was required to revalue our net deferred tax assets at a lower corporate statutory rate which resulted in a one-time, non-cash charge to earnings of approximately $4.9 million, or $0.03 per diluted share. Therefore, in order to better reflect the true performance of the business and to make fiscal 2017 more comparable to all other years presented, we have adjusted the fiscal 2017 net income and diluted EPS to exclude the one-time impact of the enactment of the Tax Cut and Jobs Act.

*** Net income and diluted EPS for fiscal 2018 and 2019 were positively impacted by the December 2017 enactment of the Tax Cuts and Jobs Act which made broad and complex changes to the U.S. tax code including, but not limited to, a reduction of the federal statutory income tax rate from 35% to 21%.

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Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K that was filed with the SEC on February 20, 2020 for a more detailed description of our fiscal year 2019 financial results.

Our financial results and stock performance are reflected in the compensation earned by our executive officers in fiscal 2019. Our short-term (annual) cash incentives are tied to the achievement of target net income.  Actual performance for fiscal 2019 was net income of $562.4 million, or 98.5% of target. As a result, our fiscal 2019 net income resulted in annual incentive awards being paid at approximately 88.8% of target bonus for fiscal 2019.  Our long-term equity incentives (stock options, RSUs and PSUs) make up a significant portion of each executive’s compensation.  The value of these incentives is based upon the market value of our stock and, therefore, links our executive pay to our stock price performance. These performance and pay results are indicative of the linkage between the Company’s business strategy and pay philosophy – to be a best-in-class performer driven by best-in-class talent that has a vested interest in our collective success.

At our 2019 Annual Meeting of Shareholders, 92.6% of the shares represented at the meeting voted to approve, on an advisory basis, the compensation of our Named Executive Officers as described in our 2019 proxy statement. The Compensation Committee considered the results of the vote and concluded that the shareholders support the Company’s executive compensation policies and programs, which the Compensation Committee believes continue to provide a competitive pay-for-performance package that effectively incents our Named Executive Officers, encourages long-term retention and aligns the interests of our executives with our shareholders. The Company’s financial performance in fiscal year 2019 reinforces the Compensation Committee’s view that our executive compensation program is achieving its objectives. The Compensation Committee welcomes, and will continue to consider, shareholder views about our core compensation principles when determining executive compensation policies and programs.

We also currently maintain the following pay practices that we believe enhance our pay-for-performance philosophy and further align our executives' interests with those of our shareholders:

	We DO Have This Practice		We DO NOT Have This Practice
✓	Incentive award metrics that are objective and tied to Company performance	✗	Repricing of options without shareholder approval
✓	Performance-based restricted stock units contingent on the achievement of key performance metrics	✗	Hedging transactions or short sales by executive officers or directors
✓	Robust stock ownership guidelines and minimum holding requirements	✗	Tax gross-ups for Named Executive Officers
✓	Compensation recoupment “claw-back” policy	✗	Excessive perquisites
✓	Limited perquisites	✗	Excise tax gross-ups upon change in control
✓	Anti-hedging and anti-pledging policy	✗	Payout of dividends or dividend equivalents on unearned or unvested equity
✓	Minimum vesting requirements in equity plan for equity awards to promote retention	✗	Pension or defined benefit supplemental executive retirement plan (SERP)
✓	A significant portion of executive compensation is tied to shareholder return in the form of at-risk compensation	✗	High percentage of fixed compensation
✓	Double trigger change in control provision for severance and acceleration of equity awards	✗	Single trigger change in control provision for severance and acceleration of equity awards
✓	Annual “say-on-pay” advisory votes	✗	Liberal change in control definition in equity award or change in control agreements
✓	Annual executive compensation risk assessment to ensure no excessive risk-taking
✓	Competitive pay for senior executives based on rigorous peer analysis as well as individual and overall Company performance

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Total Compensation Program Philosophy, Objectives and Targets

Philosophy and Objectives

The Compensation Committee and management seek to build shareholder value by establishing compensation systems that support our business strategy and attract, retain and motivate the performance and continuity of the leadership team. We want to reward outstanding performance by our executive officers, especially when that performance results in value creation for our shareholders.  On behalf of the Board of Directors, the Compensation Committee reviews the philosophy and objectives on a regular basis to ensure they are aligned with the Company’s strategic, organizational and cultural goals, as well as to maintain a competitive position within the marketplace.

Targets

To accomplish our objectives, we use a mix of base salary, short-term incentives and long-term incentives that reward outstanding Company and individual performance and the creation of shareholder value. Each of these pay elements is discussed further below. When setting target compensation opportunities, the Compensation Committee reviews and considers external market benchmark data for similar positions in similar organizations.  This data serves as a useful reference point and is used in conjunction with discussions regarding potential differences in the position at Tractor Supply, the performance and potential of the incumbent executive, and any internal equity considerations.  The Company generally seeks to position base salaries, target annual bonuses and long-term incentive opportunities near the 50th percentile of the market benchmark data, realizing that individual executive pay levels may be above or below the 50th percentile based on the executive’s experience, tenure, performance, and other factors.  The Compensation Committee generally considers a range of plus or minus 10% of the targeted compensation level to be competitive.

The following charts highlight the target pay mix for our Chief Executive Officer and the other Named Executive Officers as a group during fiscal 2019:

We believe the relatively large proportion of long-term incentive compensation opportunities in our target pay mix serves to align our compensation program with our focus on long-term shareholder value creation.

Compensation Committee Decision-Making Process

Roles

The Compensation Committee works closely with key members of management and its independent compensation consultant to set the compensation for the Company’s executives. The roles played by each of these groups are as follows:

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Role of Compensation Committee – The Compensation Committee, in order to assist the Board of Directors in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the executives of the Company:

•Reviews and approves the Company’s compensation philosophy;
•Reviews and approves the executive compensation programs, plans and awards;
•Reviews and approves the compensation of the Chief Executive Officer and all other executive management members;
•Administers the Company’s short- and long-term incentive plans and other stock or stock-based plans;
•Reviews and assesses senior level positions and evaluates performance; and
•Works with the Board and provides oversight of talent development and succession planning and diversity and inclusion.

Role of Chief Executive Officer – The Chief Executive Officer regularly attends Compensation Committee meetings except as otherwise directed by the Committee.  The Chief Executive Officer provides the Committee with his or her assessment of the performance of the executive management members.  The Committee, with the Chief Executive Officer present, discusses this input, along with the market data provided by the Committee’s independent consultant.  The Committee then approves or modifies the recommendations of the Chief Executive Officer with respect to compensation for the other executive management members.  The Chief Executive Officer does not participate in the decision-making regarding his or her own compensation and is not present when his or her compensation is discussed.

Role of Management – The Company’s Human Resources leader assists the Chief Executive Officer and acts as a liaison to the Compensation Committee and its independent consultant.  The Company’s Chief Financial Officer and General Counsel are also involved, as requested. No other members of management are regularly involved in the executive compensation process or in executive compensation decisions.

Role of Independent Consultant – Pearl Meyer was engaged by the Compensation Committee for a ninth year to provide consulting services relating to executive compensation. Pearl Meyer reports directly to the Compensation Committee and provides no other services to the Company. An annual assessment of Pearl Meyer’s services is conducted and shared with them. In connection with its engagement of Pearl Meyer and in furtherance of maintaining the independence of the Compensation Committee’s compensation consultant, the Committee conducted an independence assessment and determined that Pearl Meyer is independent. In making such determination, the Committee considered several factors including, but not limited to, the amount of fees received by Pearl Meyer from the Company as a percentage of Pearl Meyer’s total revenue, Pearl Meyer’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Pearl Meyer's independence. The Committee is not aware of any, and has not had to address, any potential conflicts of interest that Pearl Meyer may have with Board members or Company management.

Each year, the Compensation Committee requests that its consultant provide an updated competitive market study.  The market study focuses on a peer group that is designed to (i) position Tractor Supply close to the median on key criteria such as revenue, growth, market value, enterprise value, price-to-earnings ratio, and total shareholder return, (ii) reduce the overall size dispersion (high to low) within the group, and (iii) focus on companies operating in similar retail categories and/or markets.  Pay data from this peer group was used to make informed executive compensation decisions in fiscal 2019.  The peer group used for purposes of fiscal 2019 compensation contained the following companies:

Advance Auto Parts, Inc.	Dollar Tree, Inc.	Signet Jewelers Limited
AutoZone, Inc.	Foot Locker, Inc.	The Michaels Companies, Inc.
Burlington Stores, Inc.	L Brands, Inc.	Tiffany & Co.
Dick’s Sporting Goods, Inc.	O’Reilly Automotive, Inc.	ULTA Salon, Cosmetics & Fragrance, Inc.
Dollar General Corporation	Ross Stores, Inc.	Williams-Sonoma, Inc.

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Base Salary

Purpose
Our base salaries are structured to provide a base-line level of fixed compensation to serve as the platform for our pay-for-performance program.  This level of fixed pay is in-line with our compensation strategy and is necessary to recruit and retain talent. Base salaries for fiscal 2019 for our Named Executive Officers were set by our Compensation Committee after reviewing and considering (i) the experience, skills, and performance levels of individual executives, (ii) whether there were any material changes to the individual’s role and responsibilities during the year, (iii) each executive’s relative pay level against the market, (iv) internal equity among the team and with the entire Company (in terms of salary increase budgets for the Company), and (v) the Chief Executive Officer’s recommendations (for positions other than his or her own). The following table sets forth the base salary increases approved by the Committee in February 2019 for each Named Executive Officer, with the exception of Mr. Frazell, who was not a Named Executive Officer prior to fiscal 2019.

Executive	2019	2018	Base Salary Increase $	Base Salary Increase %
Gregory A. Sandfort (1) Former Chief Executive Officer and Current Director	$1,250,000	$1,100,000	$150,000	13.6%
Steve K. Barbarick Former President and Chief Operating Officer	$835,000	$810,000	$25,000	3.1%
Kurt D. Barton (1) Executive Vice President – Chief Financial Officer and Treasurer	$550,000	$475,000	$75,000	15.8%
Benjamin F. Parrish, Jr. Executive Vice President – General Counsel and Corporate Secretary	$610,000	$590,000	$20,000	3.4%
Robert D. Mills Executive Vice President – Chief Technology, Digital Commerce, and Strategy Officer	$525,000	$500,000	$25,000	5.0%
Chad M. Frazell (2) Former Senior Vice President – Human Resources Officer	$485,000	n/a (2)	n/a (2)	n/a (2)

(1)Mr. Sandfort’s and Mr. Barton’s base salary was increased based, in part, on a review of market data for their positions and a desire to more closely align their compensation with market compensation for their respective positions.
(2)Mr. Frazell was not a Named Executive Officer in fiscal 2018.

Annual Cash Incentive Compensation

Purpose
Our annual Cash Incentive Plan (“CIP”) is designed to motivate and reward our executives for successfully executing our short-term business plans and thereby achieving superior financial results.

In February 2019, the Compensation Committee approved the Company’s 2019 CIP, under which all executive officers were eligible to receive a cash bonus tied to the achievement of target net income.  The range of possible fiscal year 2019 bonus payments for each Named Executive Officer is shown in the 2019 Grants of Plan-Based Awards Table in the columns entitled “Threshold,” “Target” and “Maximum” under the heading entitled “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.”

The amount of cash bonus payable was calculated as a specified percentage of the officer’s annual base salary dependent upon the Company’s net income for the year in comparison to a net income target set by the Board. The possible incentive amounts payable as a percentage of base salary for the Named Executive Offices were as indicated in the following table. For attainment of a net income amount within the range of each percentage referenced below, the Company interpolates the actual bonus amount payable.

Attainment of Target Net Income	Percentage of Base Salary Payable to CEO	Percentage of Base Salary Payable to President	Percentage of Base Salary Payable to EVPs and CFO	Percentage of Base Salary Payable to SVPs
Less than 90%	—%	—%	—%	—%
At 90%	31.3	25.0	18.8	13.8
At 100%	125.0	100.0	75.0	55.0
At 105%	187.5	150.0	112.5	82.5
110% or more	250.0	200.0	150.0	110.0

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Annual cash incentives are tied to the achievement of target net income.  Under the terms of the CIP, target net income is defined as budgeted net income. In determining budgeted net income for fiscal 2019, the Board considered a number of factors, including general economic conditions, performance trends in our business, growth rates of comparable retailers and investor expectations.

The Company’s net income target for fiscal 2019 under the plan was $570.9 million. The fiscal 2019 net income target represented a 7.2% increase over fiscal 2018 net income.

The Compensation Committee determined that 98.5% of the target was achieved in fiscal 2019. Under the terms of the CIP, the Compensation Committee may exclude any extraordinary or unusual items when determining whether the net income target is met. However, the Compensation Committee did not make any such adjustments in determining the percentage of the net income target achieved in fiscal 2019.

The Compensation Committee has the discretion to withhold all or a portion of the bonuses based upon subjective factors such as individual executive performance, unusual and non-recurring factors, and strategic long-term decisions affecting the Company’s performance during the year. However, the Compensation Committee did not make any such adjustments to the bonuses for fiscal 2019.

The following table shows the actual percentage of base salary attained as a result of the annual CIP:

Executive	2019	2018
Gregory A. Sandfort	111%	175%
Steve K. Barbarick (1)	58%	140%
Kurt D. Barton	67%	105%
Benjamin F. Parrish, Jr.	67%	105%
Robert D. Mills (2)	67%	88%
Chad M. Frazell (3)	49%	n/a (3)
(1)The actual percentage of base salary attained as a result of the annual CIP for Mr. Barbarick in 2019 was impacted by his resignation from the Company as of August 23, 2019.
(2)The actual percentage of base salary attained as a result of the annual CIP for Mr. Mills in 2018 was impacted by his promotion to Executive Vice President - Chief Technology, Digital Commerce, and Strategy Officer in August 2018. Prior to that time, Mr. Mills served as Senior Vice President - Chief Information Officer since February 2014.
(3)Mr. Frazell was not a Named Executive Officer in fiscal 2018.

The actual amount of bonus payments for each Named Executive Officer is shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Compensation

Purpose
Our long-term incentive program is designed to motivate and reward our executives for successfully executing our long-term business plans thereby achieving superior results for our shareholders.  These awards also serve to balance our short-term incentives by encouraging executives to work toward the creation of shareholder value over the longer term.  The program is designed to directly align executive and shareholder interests, promote executive stock ownership, and attract and retain top performers.

Incentive Plan
Long-term incentive awards are issued under the 2018 Omnibus Incentive Plan (the “2018 Plan”), which was approved by the Company’s shareholders on May 10, 2018 and replaced the 2009 Stock Incentive Plan (the “2009 Plan”). Both the 2009 Plan and the 2018 Plan require that all awards granted under the plan have a minimum vesting period of at least one year from the grant date, except in limited circumstances. In addition, our executives are required to comply with the Company’s stock ownership requirements. See “Stock Ownership Guidelines.”

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Fiscal 2019
In fiscal 2018, the Compensation Committee introduced PSUs into our long-term incentive (“LTI”) compensation program, which further linked the compensation of our Named Executive Officers with Company performance. The long-term incentive compensation opportunity (“Target LTI Opportunity”) for fiscal 2019 was composed of the following three components: (a) stock options constituting approximately 30% of the Target LTI Opportunity (which vest ratably each year over a three-year period beginning on the grant date), (b) RSUs constituting approximately 35% of the Target LTI Opportunity (which vest ratably each year over a three-year period beginning on the grant date), and (c) PSUs constituting approximately 35% (which, if performance targets are met, vest on the third anniversary of the grant date).

2019 LTI Program Allocation

Stock Options
30%
RSUs
35%
PSUs
35%

In the future, the Compensation Committee will continue to review the appropriate percentage level of the components of the Target LTI Opportunity as part of the total equity value granted to senior executives.

The balanced structure of the Target LTI Opportunity is focused on retaining our senior executives and motivating them to create shareholder value by driving both superior financial results and stock price performance.

The value of the Target LTI Opportunity provided to each executive (including the Named Executive Officers) was consistent with the prior year with the exception of executive promotions, as well as for Mr. Sandfort, whose Target LTI Opportunity increase was based, in part, on a review of peer group data for his position and a desire to more closely align his compensation with market compensation for his respective position.

Timing of Long-Term Incentive Grants
As in prior years, the Compensation Committee granted equity awards in February 2019 after we announced our financial results for fiscal 2018 and the Committee had the opportunity to consider our expectations and projections for fiscal 2019.  The Compensation Committee’s fiscal 2019 regular meeting schedule was determined in the prior fiscal year and the proximity of any awards to other significant corporate events is coincidental.  If executive officers are hired or promoted during the year, they generally receive a grant at the first scheduled Compensation Committee meeting following their hire date or promotion date for an aggregate number of stock options, RSUs and PSUs based on position.

Total Equity Grants in Fiscal 2019
Total fiscal year 2019 equity grants (stock options, RSUs, and PSUs) to all employees were less than 1% of common shares outstanding, which is in line with historical peer group grant rates.

Stock Options

Philosophy
Our Target LTI Opportunity in fiscal 2019 included stock options, which were awarded under the 2018 Plan.  Because options only have value to the executive if the price of the Company’s Common Stock increases after the grant date, we believe these awards closely align executives’ interests with those of other shareholders by encouraging growth in financial results and other key performance metrics that can impact the Company's stock trading price.

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The following table sets forth the stock option grant values for each Named Executive Officer in fiscal 2019 as compared to fiscal 2018. Significant changes in stock option grant values displayed in the table below are principally the result of a reallocation of the Target LTI Opportunity based on peer group analysis.

Executive	2019	2018	Variance $ (1)	Variance % (1)
Gregory A. Sandfort	$1,799,984	$2,749,382	$(949,398)	(34.5)%
Steve K. Barbarick	$449,991	$749,821	$(299,830)	(40.0)%
Kurt D. Barton	$449,991	$749,821	$(299,830)	(40.0)%
Benjamin F. Parrish, Jr.	$329,999	$549,865	$(219,866)	(40.0)%
Robert D. Mills	$329,999	$549,922	$(219,923)	(40.0)%
Chad M. Frazell (2)	$149,990	n/a (2)	n/a (2)	n/a (2)
(1)Significant changes in stock option grant values displayed in the table above are principally the result of a reallocation of the Target LTI Opportunity in fiscal 2019. The total equity value granted to senior executives in 2019 was comprised of 30% stock options, 35% RSUs and 35% PSUs as compared to 50% stock options, 30% RSUs, and 20% PSUs in 2018.
(2)Mr. Frazell was not a Named Executive Officer in fiscal 2018.

All of the stock options granted in fiscal 2019 have minimum vesting periods. The options granted vest ratably each year over a three-year period that begins on the grant date. Our executive officers are required to hold 50% of net after-tax shares acquired upon exercise of stock options until stock ownership requirements are met. See “Stock Ownership Guidelines” below.

How Fiscal 2019 Option Grant Levels Were Determined
Approximately 30% of the Target LTI Opportunity for fiscal 2019 was composed of stock option grants. The Black-Scholes method was used to determine the value of the stock option portion of the Target LTI Opportunity. The Compensation Committee granted to each Named Executive Officer the number of options set forth in the 2019 Grants of Plan-Based Awards table under the heading, “All Other Option Awards: Number of Securities Underlying Options.” Grants were approved by the Compensation Committee in February 2019.

Restricted Stock Units (RSUs)

Philosophy
Our Target LTI Opportunity in fiscal 2019 included RSUs, which were awarded under the 2018 Plan.  We believe RSUs align shareholder and executive interest and serve as an effective retention tool.  Like stock options, grants of RSUs are designed to reward our executive officers for creating long-term shareholder value.  Unlike stock options, however, RSUs represent the full value of a share of the Company’s Common Stock and have value whether or not the price of the Company’s stock goes up. However, the value of RSUs can either increase or decrease based on the trading price of the Company’s stock.

The following table sets forth the RSU grant values for each Named Executive Officer in fiscal 2019 as compared to 2018. Significant changes in RSU grant values displayed in the table below are principally the result of a reallocation of the Target LTI Opportunity based on peer group analysis.

Executive	2019	2018	Variance $ (1)	Variance %(1)
Gregory A. Sandfort	$2,099,998	$1,649,952	$450,046	27.3%
Steve K. Barbarick	$524,978	$449,993	$74,985	16.7%
Kurt D. Barton	$524,978	$449,993	$74,985	16.7%
Benjamin F. Parrish, Jr.	$384,914	$329,978	$54,936	16.6%
Robert D. Mills	$384,914	$329,951	$54,963	16.7%
Chad M. Frazell (2)	$174,993	n/a (2)	n/a (2)	n/a (2)
(1)Significant changes in RSU grant values displayed in the table above are principally the result of a reallocation of the Target LTI Opportunity in fiscal 2019. The total equity value granted to senior executives in 2019 was comprised of 30% stock options, 35% RSUs and 35% PSUs as compared to 50% stock options, 30% RSUs, and 20% PSUs in 2018.
(2)Mr. Frazell was not a Named Executive Officer in fiscal 2018.

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All RSUs granted to the Named Executive Officers in fiscal 2019 vest ratably each year over a three-year period that begins on the grant date, subject to continued employment. Our executive officers are required to hold 50% of net after-tax shares acquired on vesting of RSUs until stock ownership requirements are met. See “Stock Ownership Guidelines” below.

How Fiscal 2019 Restricted Stock Unit Grant Levels Were Determined
Approximately 35% of the Target LTI Opportunity for fiscal 2019 was composed of RSU grants. The market value of our Common Stock was used to determine the RSU portion of the Target LTI Opportunity.  The Compensation Committee granted to each Named Executive Officer the number of RSUs set forth in the 2019 Grants of Plan-Based Awards listed under the heading “All Other Stock Awards: Number of Shares of Stock or Units” below. Grants were approved by the Compensation Committee in February 2019.

Performance-Based Restricted Share Units (PSUs)

Philosophy
Our Target LTI Opportunity in fiscal 2019 included PSUs for senior executives, which were awarded under the 2018 Plan.  The number of PSUs that vest, if any, is based upon the achievement of the targeted performance metrics. The performance metrics for the units are growth in net sales and growth in earnings per diluted share, with each of the metrics weighted 50%. Like stock options, grants of PSUs are designed to reward our executive officers for creating long-term shareholder value.  Unlike stock options, however, if the performance thresholds are not met, the PSUs do not vest and the executive does not receive compensation. If the performance thresholds and the service conditions are met, PSUs vest and a vested PSU represents the full value of a share of the Company’s Common Stock. The value of PSUs can either increase or decrease based on the trading price of the Company’s stock.

PSU Performance Metrics

Net Sales
50%
Earnings per
Diluted Share
50%

The achievement of the PSU performance metrics is dependent upon the Company’s net sales and earnings per diluted share for the three-year performance period ending at the end of fiscal 2021 as compared to the target level of achievement set by the Board. The potential range of PSU achievement is indicated in the following table. For attainment of an achievement amount within the range of each percentage referenced below, the Company will interpolate the actual achievement obtained.

		Fiscal 2021 Potential Achievement
PSU Performance Metrics		Threshold (50% Achievement)	Target (100% Achievement)	Maximum (200% Achievement)
Net Sales (in thousands)	50% Weight	$8,900,000	$9,494,000	$10,087,000
Earnings per Diluted Share	50% Weight	$5.15	$5.47	$5.80

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The following table sets forth the PSU grant values for each Named Executive Officer in fiscal 2019 as compared to 2018.

Executive	2019 (1)	2018 (2)	Variance $	Variance %
Gregory A. Sandfort	$2,099,928	$1,872,351	$227,577	12.2%
Steve K. Barbarick	$524,940	$510,578	$14,362	2.8%
Kurt D. Barton	$524,940	$510,578	$14,362	2.8%
Benjamin F. Parrish, Jr.	$384,967	$374,420	$10,547	2.8%
Robert D. Mills	$384,967	$374,336	$10,631	2.8%
Chad M. Frazell	$174,923	n/a (3)	n/a (3)	n/a (3)
(1)As the performance period for the 2019 PSU grants will end in fiscal 2021, the indicated award value in the table above is based on the grant date fair value of the awards assuming target level achievement, which we have determined, in accordance with share-based compensation accounting rules, to be the probable level of achievement of the performance metrics related to those awards. PSU grants in 2019 comprised 35% of the Target LTI Opportunity.
(2)As previously disclosed, the 2018 PSU grants had a one-year performance period measured on fiscal 2018 net sales and diluted earnings per share. As the performance period has concluded, the indicated award value in the table above is based on the grant date fair value of the awards using actual achievement of approximately 170% for the one-year performance period. PSU grants in 2018 comprised 20% of the Target LTI Opportunity.
(3)Mr. Frazell was not a Named Executive Officer in fiscal 2018.

The value of the 2019 PSU grants as displayed in the table above reflects the grant date fair value of the awards assuming target level achievement. The actual achievement may be higher or lower than the target. If the performance targets are met, all PSUs granted to the Named Executive Officers in fiscal 2019 vest 100% on the third anniversary of the grant date, subject to continued employment.

The value of the 2018 PSU grants as displayed in the table above reflects actual achievement for the performance metrics of approximately 170%. Since the performance targets were achieved, all PSUs granted to the Named Executive Officers in fiscal 2018 vest ratably each year over a three-year period that begins on the grant date, subject to continued employment.

Our executive officers are required to hold 50% of net after-tax shares acquired on vesting of PSUs until stock ownership requirements are met. See “Stock Ownership Guidelines” below.

How Fiscal 2019 PSU Grant Levels Were Determined
Approximately 35% of the Target LTI Opportunity for fiscal 2019 was composed of PSU grants. The market value of our Common Stock was used to determine the PSU portion of the Target LTI Opportunity.  The range of possible vesting of 2019 PSU grants for each Named Executive Officer is set forth under the headings “Threshold”, “Target” and “Maximum” in the 2019 Grants of Plan-Based Awards listed under the heading “Estimated Possible Payouts Under Equity Incentive Plan Awards” below. Grants were approved by the Compensation Committee in February 2019.

Deferred Compensation

The Company’s officers may elect to participate in the Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan enhances the Company’s ability to attract and retain the services of qualified persons by providing highly compensated employees a vehicle to contribute additional amounts to tax-deferred savings above the amounts they can contribute to the Company’s 401(k) Plan, which are limited by the United States Internal Revenue Service (“IRS”).  For additional information about the Executive Deferred Compensation Plan, please see the discussion under the heading “2019 Non-Qualified Deferred Compensation.”

Employment Agreements and Severance Benefits

On November 6, 2019, the Company adopted a severance plan for certain employees, which is designed to compensate eligible employees in the event of a termination without cause. If an eligible employee is terminated without cause, and such employee agrees to certain covenants regarding the confidentiality of the Company’s trade secrets and non-solicitation of Company employees and non-competition with the Company, then the terminated employee will be entitled to certain payments and benefits, as further described under the heading, “Potential Payments Upon Termination or Change in Control.”

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The Company does not typically enter into employment agreements with employees, and no executive is party to an employment agreement with the Company with the exception of the Company’s former Chief Executive Officer, Gregory A. Sandfort, and the Company's Chief Executive Officer, Harry A. Lawton III.

Mr. Sandfort retired as Chief Executive Officer on January 12, 2020, and as an employee on February 29, 2020. In connection with his retirement the Company and Mr. Sandfort entered into a transition agreement. The transition agreement and the payments and benefits received by Mr. Sandfort upon retirement, as well as payments that would have been received by Mr. Sandfort under a hypothetical termination or change in control, are further described under the headings “Potential Payments Upon Termination or Change in Control.”

Mr. Lawton's employment agreement sets forth the obligations of the Company to Mr. Lawton and certain rights, responsibilities and duties of Mr. Lawton. The employment agreement has a term of three (3) years commencing on January 13, 2020 (the “Effective Date”). Mr. Lawton will be entitled to an initial base salary of $1,125,000 per year, be eligible to participate in such bonus plans as the Board may determine appropriate for executive officers of the Company (Mr. Lawton’s annual target bonus shall be no less than 125% of the Minimum Base Salary) and be eligible to participate in such equity incentive plans as the Company’s Compensation Committee may determine appropriate for executive officers of the Company beginning in 2021. At the first Board meeting following the Effective Date, Mr. Lawton was granted the following equity awards: (i) RSUs with a fair value, as determined by the Board, of $1,500,000 (such restricted stock unit award vests on the first anniversary of the grant date provided that Mr. Lawton has been continuously employed by the Company through such date); (ii) PSUs having a fair value, as determined by the Board, of $2,500,000 (the performance targets for the PSUs are the same as the targets included in the Company’s PSU awards granted in 2019 and have the same performance period as those awards); (iii) RSUs, having a fair value, as determined by the Board, of $1,925,000; (iv) PSUs having a fair value, as determined by the Board, of $1,925,000; and (v) stock options having a fair value, as determined by the Board, of $1,650,000. Mr. Lawton was paid a signing bonus in cash in the amount of $1,000,000 which signing bonus vests on the second anniversary of the Effective Date. The Company has also agreed to reimburse Mr. Lawton for reasonable relocation costs and temporary housing costs for a period not to exceed eight (8) months in accordance with Company policy.

The employment agreement with Mr. Lawton contains covenants regarding the confidentiality of the Company’s trade secrets and non-solicitation of Company employees and non-competition with the Company for a period of 24 months following any termination of employment. The severance pay that would be provided to Mr. Lawton by the agreement has been deemed by the Compensation Committee to be commensurate with the value to the Company of the restrictive covenants under which Mr. Lawton would operate after a separation of employment. Certain provisions of Mr. Lawton’s employment agreement and certain payments that would be due to Mr. Lawton upon termination of his employment are described in more detail under the heading, “Potential Payments Upon Termination or Change in Control.”

On September 3, 2019, the Company entered into a transition agreement with its former President and Chief Operating Officer, Mr. Barbarick. The transition agreement provides that Mr. Barbarick shall assist the Company in the transition of the responsibilities of his position to his successor until August 23, 2020. The transition agreement and the payments and benefits received by Mr. Barbarick in connection with his termination are further described under the headings “Potential Payments Upon Termination or Change in Control.”

Change in Control Benefits

It is our belief that reasonable change in control protections are necessary for select positions in order to recruit and retain effective executive management.  Furthermore, providing change in control benefits should increase the cooperation of executive management with respect to potential change in control transactions that would be in the best interests of shareholders.  We also believe the requirement for each Named Executive Officer (other than Mr. Sandfort) to continue employment for six months after a change in control should allow the Company sufficient time to find other qualified persons to serve in these positions, if desired, as well as provide an adequate transition period and allow for business continuity.

For those reasons, each of the Named Executive Officers (other than Mr. Sandfort, whose change in control protections were contained in his employment agreement) is party to an agreement with the Company whereby, in the event the employment of such executive officer is terminated during the term of the agreement following a change of control of the Company other than (i) by the Company for cause, (ii) by reason of death, disability or retirement or (iii) by the executive officer without good reason (as such terms are defined in the agreement), certain severance benefits will be paid to such executive officer.  Each Named Executive Officer (other than Mr. Sandfort and Mr. Lawton) must execute and not revoke a general waiver and release of claims. In addition, each Named Executive Officer (other than Mr. Sandfort) must commit to be employed with the Company for six months following such change in control.  Each Named Executive Officer has agreed not to compete with the Company during their employment and

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for an 18-month period (24-month period for Messrs. Sandfort and Lawton) after termination of employment following a change in control.

Our agreements with Messrs. Sandfort and Lawton and our executive officers do not allow for the gross-up of change in control payments and include double trigger change in control provisions for severance benefits and for acceleration of equity awards. The change in control benefits are described in more detail under the heading “Potential Payments Upon Termination or Change in Control.”

Other Benefits

Executive management participates in the Company’s other benefit plans on the same terms as other employees.  These plans include medical, dental and vision benefits, extended sick pay, long-term disability, the Company’s Employee Stock Purchase Plan, 401(k) Plan and a 15% employee discount on merchandise purchased in the Company’s stores or website.  Officers participate in the Executive Life Insurance Plan which provides for basic term life insurance coverage up to a maximum of $1,000,000, and the Company sponsored Executive Supplemental Individual Disability Insurance program, which provides for additional disability insurance coverage above the limits of the group long-term disability plan not to exceed 60% of monthly income. No other significant benefits are provided.

Stock Ownership Guidelines

Executives of the Company are expected to acquire and continue to hold shares of the Company’s Common Stock having an aggregate market value from time to time which equals or exceeds a multiple of base compensation as outlined below within five years of initial appointment.

Title	Ownership Guideline
Chief Executive Officer	6x base compensation
President	4x base compensation
Executive Vice President and Chief Financial Officer	3x base compensation
Senior Vice President	2x base compensation
Vice President	1x base compensation

If an executive holds multiple positions with different ownership requirements, the executive must comply with the highest applicable requirement. Each executive is required to retain 50% of net after-tax shares acquired on exercise of stock options or vesting of RSUs or PSUs until the stock ownership requirements are met. Once the target ownership level is achieved by an executive, that executive will not be required to acquire any additional shares in the event the stock price decreases, provided the underlying number of shares remain held by the executive.

The Compensation Committee evaluates executive officer compliance with this policy annually.  The Compensation Committee and the Board of Directors, in their sole discretion, may waive or extend the time for compliance with this policy.  Factors which may be considered include, but are not limited to, limitations on ability to purchase resulting from blackout periods and the personal financial resources of the employee. The Compensation Committee has not granted any waivers or extended the time for compliance with this policy within the last five years. All of the Company’s executive officers were in compliance with the policy as of March 10, 2020.

Compensation Risk Assessment

In November 2019, the Company completed an assessment of its compensation policies, programs, and practices and the Committee’s independent consultant completed an assessment of the executive compensation program to determine whether there were any risks related to the design or operation of these plans and programs that were reasonably likely to have a material adverse effect on the Company.  The Compensation Committee reviewed and discussed these assessments and concluded that the Company’s compensation practices and programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the following mitigating factors were also identified and considered:

•Oversight by an independent and active compensation committee operating under a clearly defined charter with a detailed annual calendar and meeting schedule;
•Robust analytics to support compensation decisions (including market pay data, relative performance comparisons, executive compensation tally sheets, etc.);

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•Target pay mix consistent with industry peers and that appropriately balances fixed vs. variable, short-term vs. long-term, and cash vs. equity-based compensation;
•Appropriate caps on short-term cash incentives;
•Balanced equity grants that include stock options, RSUs and PSUs;
•Multi-year vesting on stock-based compensation awards;
•Minimum stock ownership requirements and mandatory holding periods for executives; and
•Executive compensation recoupment clawback policy

Executive Compensation Recoupment Clawback Policy

The Compensation Committee has an executive compensation recovery policy that requires the Company to seek to recover incentive compensation as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable law or regulation or the listing standards of Nasdaq.

No Hedging/No Pledging Policy

In addition to insider trading restrictions, the Company has a policy that prohibits all employees and Board members from engaging in any of the following transactions in the Company’s securities:

•Short sales;
•Buying or selling put or call options or other derivative securities; and
•Hedging or monetization transactions such as zero-cost collars and forward sale contracts

In addition, the Company’s policy prohibits holding securities in a margin account or otherwise pledging securities as collateral for a loan, unless approved in advance by the Compensation Committee.

Executive Compensation Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” The exemption for performance-based compensation was repealed, however, effective for taxable years beginning after December 31, 2017 and subject to transition relief for certain arrangements in place as of November 2, 2017. These changes will cause more of the compensation paid by the Company to be non-deductible under Section 162(m) in the future and will eliminate the Company's ability to structure performance-based awards to be exempt from Section 162(m).

In designing the Company’s executive compensation program and determining the compensation of its executive officers, including the named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. The Compensation Committee will not necessarily limit executive compensation, however, to that which is or may be deductible under Section 162(m). Interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control can also affect the deductibility of compensation. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals and will continue to monitor developments under Section 162(m). The Compensation Committee believes that the stockholders' interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

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2019 Summary Compensation Table

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company’s former Chief Executive Officer, former President and Chief Operating Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company who served as executive officers at the end of the fiscal year ended December 28, 2019, for all services rendered in all capacities to the Company for the fiscal year ended December 28, 2019.  This table is presented as required by SEC rules. However, it includes amounts that were not realized by the executives in fiscal 2019 and may be realized in completely different amounts in the future depending on a variety of factors such as performance of the business, fluctuations in share price, etc.  For example, the table is required to reflect the aggregate grant date fair value of equity awards according to accounting for share-based payments, rather than amounts realized by executives as a result of the exercise of stock options or the vesting of RSUs or PSUs.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Gregory A. Sandfort Former Chief Executive Officer and Current Director	2019	$1,226,923	$4,199,926	$1,799,984	$1,386,719	$41,806	$8,655,358
	2018	$1,090,769	$3,522,303	$2,749,382	$1,920,463	$46,100	$9,329,017
	2017	$1,040,000	$1,499,721	$3,467,075	$655,200	$39,835	$6,701,831
Steve K. Barbarick Former President and Chief Operating Officer	2019	$574,231	$1,049,918	$449,991	$480,469	$3,101,775	$5,656,384
	2018	$806,923	$960,571	$749,821	$1,131,327	$29,878	$3,678,520
	2017	$768,462	$449,896	$1,040,121	$398,160	$25,848	$2,682,487
Kurt D. Barton Executive Vice President – Chief Financial Officer and Treasurer	2019	$538,462	$1,049,918	$449,991	$366,094	$38,474	$2,442,939
	2018	$468,846	$960,571	$749,821	$497,574	$39,357	$2,716,169
	2017	$417,692	$329,937	$762,749	$164,430	$31,825	$1,706,633
Benjamin F. Parrish, Jr. Executive Vice President – General Counsel and Corporate Secretary	2019	$606,923	$769,881	$329,999	$406,031	$37,601	$2,150,435
	2018	$586,923	$704,398	$549,865	$618,040	$40,120	$2,499,346
	2017	$563,846	$329,937	$762,749	$215,460	$34,422	$1,906,414
Robert D. Mills Executive Vice President – Chief Technology, Digital Commerce and Strategy Officer	2019	$521,154	$769,881	$329,999	$349,453	$34,981	$2,005,468
	2018	$468,269	$704,287	$549,922	$437,812	$36,570	$2,196,860
	2017	$433,846	$149,965	$346,697	$121,968	$33,021	$1,085,497
Chad M. Frazell (6) Former Senior Vice President – Human Resources Officer	2019	$478,846	$349,916	$149,990	$236,741	$35,048	$1,250,541

(1)Amounts reflect base compensation earned by the Named Executive Officers during the period indicated and not such officer’s approved base salary for the indicated year.  Amounts differ due to the timing of annual salary adjustments.
(2)The amounts in the columns captioned “Stock Awards” and “Option Awards” reflect the aggregate grant date fair value of awards according to accounting for share-based payments. For a description of the assumptions used by the Company in valuing these awards for fiscal 2019, please see Note 2 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the SEC on February 20, 2020.
(3)The stock awards for all years presented include the value of RSUs. Additionally, the stock awards include PSUs for fiscal 2019 and 2018. As the performance period for the 2019 PSU grants will end in fiscal 2021, the award value included in the table above is based on the grant date fair value of the awards assuming target level achievement, which we have determined, in accordance with share-based compensation accounting rules, to be the probable level of achievement of the performance metrics related to those awards. The actual achievement may be higher or lower than the target. As previously disclosed, the 2018 PSU grants had a one-year performance period measured on fiscal 2018 net sales and diluted earnings per share. As the performance period has concluded, the indicated award value in the table above is based on the grant date fair value of the awards using actual achievement of approximately 170% for the one-year performance period. Refer to “Compensation Discussion and Analysis - Long-Term Incentive Compensation: Performance-Based Restricted Share Units” for additional information regarding our PSU grants.

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(4)Amounts reflect incentives earned under the Company’s CIP, but not yet paid, in each case calculated based on the Company’s financial performance for the indicated period.
(5)Amounts for fiscal 2019 are comprised of the following:

Name	Company Contribution to 401(k) Plan	Company Contribution to Deferred Compensation Plan	Group Term Life Insurance and Disability Premiums	Perquisites and Other Personal Benefits (7)	Employer Paid Healthcare	Other	Total
Gregory A. Sandfort	$12,600	$—	$16,953	$1,000	$11,253	$—	$41,806
Steve K. Barbarick (8)	$12,600	$4,500	$2,346	$500	$4,302	$3,077,527	$3,101,775
Kurt D. Barton	$12,600	$4,500	$8,031	$1,000	$12,343	$—	$38,474
Benjamin F. Parrish, Jr.	$12,600	$4,500	$11,807	$1,000	$7,694	$—	$37,601
Robert D. Mills	$12,600	$4,500	$4,807	$1,000	$12,074	$—	$34,981
Chad M. Frazell	$12,600	$4,500	$4,605	$1,000	$12,343	$—	$35,048
(6)Mr. Frazell was not a Named Executive Officer prior to fiscal 2019.
(7)Other personal benefits paid to the executive officers included Company-paid contributions to individual Health Savings Accounts (“HSA”) as part of the high deductible health insurance plan.
(8)Mr. Barbarick resigned from the Company effective August 23, 2019. As part of his transition agreement with the Company, Mr. Barbarick was entitled to receive (a) one year of his base salary as in effect on August 23, 2019 of $835,000, (b) a cash payment equal to his target bonus for fiscal year 2019 of $835,000, (c) modifications of his stock awards valued at $1,335,255 based on accounting for share-based compensation, (d) a lump sum payment equal to four weeks of vacation time of $64,231, and (e) company paid health insurance premiums of $8,041.

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2019 Grants of Plan-Based Awards

The following table reflects certain information with respect to awards to the Named Executive Officers to acquire shares of the Company’s Common Stock granted under the 2018 Plan and to receive a cash incentive under the Company’s CIP for fiscal 2019.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2) (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (4) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory A. Sandfort	2/6/2019	$390,625	$1,562,500	$3,125,000	6,174	24,694	49,388	24,229	85,985	$5,999,920
Steve K. Barbarick	2/6/2019	$208,750	$835,000	$1,670,000	1,543	6,173	12,346	6,057	21,496	$1,499,911
Kurt D. Barton	2/6/2019	$103,125	$412,500	$825,000	1,543	6,173	12,346	6,057	21,496	$1,499,911
Benjamin F. Parrish, Jr.	2/6/2019	$114,375	$457,500	$915,000	1,132	4,527	9,054	4,441	15,764	$1,099,882
Robert D. Mills	2/6/2019	$98,438	$393,750	$787,500	1,132	4,527	9,054	4,441	15,764	$1,099,882
Chad M. Frazell	2/6/2019	$66,688	$266,750	$533,500	514	2,057	4,114	2,019	7,165	$499,907
(1)The Company’s CIP provides for various potential threshold, target and maximum payouts, as discussed in “Compensation Discussion and Analysis - Annual Cash Incentive Compensation.”
(2)The amounts in these columns represent the threshold, target, and maximum number of shares that may vest with respect to PSUs granted during fiscal 2019. All PSUs granted to our executives in fiscal 2019 will vest at the end of a three year period that begins on the date of grant, if the performance objectives are achieved. The performance metrics for the PSUs are growth in net sales and growth in earnings per diluted share through fiscal 2021 (i.e. - a three year performance period), each of which is weighted 50% in determining achievement, as further discussed in “Compensation Discussion and Analysis - Long-Term Incentive Compensation: Performance-Based Restricted Share Units”.
(3)Reflects awards of RSUs which vest ratably each year over a three year period from the date of the grant.
(4)Each Named Executive Officer is required to retain 50% of net after-tax shares acquired on exercise of stock options or vesting of stock awards until stock ownership requirements are met.
(5)Options are awarded by the Compensation Committee of the Board and the exercise price is equal to the closing price of the Company’s Common Stock on the day preceding the day of the corresponding Committee meeting at which such awards are authorized.  Options awarded to the Named Executive Officers vest ratably each year over a three year period and have a ten year life. For the February 6, 2019 grant date, the exercise or base price of option awards was $89.59 and the closing market price on the date of grant was $91.03.
(6)The grant date fair value of equity awards is computed in accordance with the share-based compensation accounting rules as further described in Note 2 to our Annual Report on Form 10-K that was filed with the SEC on February 20, 2020, excluding the effect of any estimated forfeitures. The grant date fair value of PSU awards as included in the table above reflect target achievement.

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Outstanding Equity Awards at Fiscal 2019 Year-End

The following table reflects all equity awards held by the Named Executive Officers at the end of fiscal 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Gregory A. Sandfort	123,771	—	—	$63.55	2/5/2024	—	$—	—	$—
	162,037	—	—	$83.11	2/4/2025	—	$—	—	$—
	160,714	—	—	$86.08	2/3/2026	—	$—	—	$—
	156,704	78,353	—	$73.18	2/8/2027	21,641	$1,997,464	—	$—
	61,673	123,346	—	$67.28	2/7/2028	45,788	$4,226,232	—	$—
	—	85,985	—	$89.59	2/6/2029	24,229	$2,236,337	24,694	$2,279,256
Steve K. Barbarick (7)	—	—	—	$—		—	$—	—	$—
Kurt D. Barton	7,921	—	—	$83.11	2/4/2025	—	$—	—	$—
	12,500	—	—	$86.08	2/3/2026	—	$—	—	$—
	34,474	17,238	—	$73.18	2/8/2027	4,761	$439,440	—	$—
	16,819	33,640	—	$67.28	2/7/2028	12,488	$1,152,642	—	$—
	—	21,496	—	$89.59	2/6/2029	6,057	$559,061	6,173	$569,768
Benjamin F. Parrish, Jr.	39,085	—	—	$86.08	2/3/2026	—	$—	—	$—
	34,374	17,238	—	$73.18	2/8/2027	4,761	$439,440	—	$—
	12,334	24,669	—	$67.28	2/7/2028	9,157	$845,191	—	$—
	—	15,764	—	$89.59	2/6/2029	4,441	$409,904	4,527	$417,842
Robert D. Mills	9,002	—	—	$83.11	2/4/2025	—	$—	—	$—
	10,000	7,835	—	$73.18	2/8/2027	2,164	$199,737	—	$—
	5,606	11,213	—	$67.28	2/7/2028	4,163	$384,245	—	$—
	5,500	11,001	—	$78.98	8/8/2028	4,174	$385,260	—	$—
	—	15,764	—	$89.59	2/6/2029	4,441	$827,746	4,527	$417,842
Chad M. Frazell (8)	—	7,835	—	$73.18	2/8/2027	2,164	$199,737	—	$—
	—	11,213	—	$67.28	2/7/2028	4,163	$384,245	—	$—
	—	7,165	—	$89.59	2/6/2029	2,019	$376,215	2,057	$189,861
(1)Reflects awards of options. Option awards vest one-third annually over the first three years following grant.
(2)Options are awarded by the Compensation Committee of the Board and the exercise price is equal to the closing price of the Company’s Common Stock on the day preceding the corresponding Committee meeting at which such awards are authorized.
(3)Options awarded by the Compensation Committee are granted with a ten-year life.
(4)The amounts in this column represent RSUs as well as PSUs for which the performance conditions have been satisfied. RSU awards granted prior to 2019 cliff vest in full on the third anniversary of the date of grant. RSU awards granted in 2019 vest one-third annually over the first three years following the grant date. PSU awards included in this column vest one-third annually over the first three years following the date of grant.
(5)Market value of unvested stock awards was determined based on the closing price of a share of our Common Stock on December 27, 2019 (the last trading day of fiscal 2019), which was $92.30 per share.
(6)The amounts in this column represent PSUs for which the performance conditions have not yet been satisfied. The PSU amounts included assume a target level achievement. The actual number of shares issued, if any, may be higher or lower than the target based on actual achievement levels relative to the performance objectives. If the performance and service conditions are met, the PSU awards granted in 2019 will cliff vest on the third anniversary of the date of grant. Refer to “Compensation Discussion and Analysis - Long-Term Incentive Compensation: Performance-Based Restricted Share Units” for additional information regarding our PSU grants.
(7)Mr. Barbarick no longer has any option or stock awards outstanding.
(8)Upon his resignation from the Company on December 31, 2019, all of Mr. Frazell’s outstanding option and stock awards were forfeited.

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2019 Option Exercises and Stock Vested

The following table reflects certain information with respect to options exercised by the Named Executive Officers during the 2019 fiscal year as well as stock awards that vested during fiscal 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Gregory A. Sandfort	123,199	$7,086,496	26,151	$2,296,320
Steve K. Barbarick	196,895	$4,028,711	21,875	$2,129,954
Kurt D. Barton	15,615	$678,448	3,954	$351,090
Benjamin F. Parrish, Jr.	78,821	$3,201,375	5,954	$521,933
Robert D. Mills	32,529	$621,260	3,601	$331,133
Chad M. Frazell	57,137	$1,341,782	2,703	$236,942
(1)The value realized equals the difference between the option exercise price and the sales price, multiplied by the number of shares to which the exercise relates.
(2)Represents the gross number of shares acquired upon vesting of stock awards, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations.
(3)The value realized equals the average of the high and low market price on the business day immediately preceding the vesting date, multiplied by the number of shares vested.

2019 Non-Qualified Deferred Compensation

The Executive Deferred Compensation Plan provides that designated participants may elect to defer up to 40% of their annual base salary and up to 92% of their annual incentive compensation under the CIP.  Under the Executive Deferred Compensation Plan, the participants’ salary deferral is matched by the Company, 100% on the first $3,000 of base salary contributed and 50% on the next $3,000 of base salary contributed limited to a maximum annual matching contribution of $4,500.  Effective January 1, 2013, each participant has a choice of deemed investments for their plan account. Each participant is “deemed to be invested” in these investment options for the purposes of determining the amount of earnings or losses to be credited to their account. Contributions made to the plan before January 1, 2013 earn simple annual interest at the prime rate in effect on January 1st of each year which is credited quarterly; however, those assets are not available for transfer into the new investment options.  Each participant is fully vested in all amounts credited to their deferred compensation account.  Payments under the Executive Deferred Compensation Plan are made in cash in a single lump sum payment on a date elected by the participant with the exception of installment payments effective prior to January 1, 2011. Payments are made no earlier than six months following the earlier of the participant’s (i) death, (ii) retirement, (iii) total and permanent disability, (iv) termination of employment with the Company or (v) some other date designated by the participant at the time of the initial deferral.

The following table sets forth certain information about each Named Executive Officer’s participation in the Executive Deferred Compensation Plan in fiscal 2019:

Name	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4)
Gregory A. Sandfort	$—	$—	$32,254	$—	$523,871
Steve K. Barbarick	$141,844	$4,500	$405,542	$—	$1,929,617
Kurt D. Barton	$16,154	$4,500	$2,570	$(12,336)	$23,210
Benjamin F. Parrish, Jr.	$12,138	$4,500	$97,512	$—	$566,692
Robert D. Mills	$24,391	$4,500	$28,181	$—	$136,831
Chad M. Frazell	$9,577	$4,500	$1,298	$—	$15,375
(1)The amounts reported in this column are included in the “2019 Summary Compensation Table” under the heading “Salary.”
(2)The amounts reported in this column are included in the “2019 Summary Compensation Table” under the heading “All Other Compensation.”
(3)The Company does not provide above-market or preferential earnings on Executive Deferred Compensation Plan contributions, so these amounts were not reported in the Summary Compensation Table.
(4)Of these balances, the following amounts were reported in Summary Compensation Tables in prior year proxy statements: Mr. Sandfort - $491,617; Mr. Barbarick - $1,377,731; Mr. Barton - $12,322; Mr. Parrish - $452,542; Mr. Mills - $79,759.

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Chief Executive Officer (“CEO”) Compensation Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the median employee’s annual compensation (Section 953 (b)) to the annual compensation of the CEO.

The median employee was identified from all full-time, part-time, seasonal and temporary employees, excluding the CEO, who were employed by the Company as of October 2, 2017. A total of 28,342 employees were employed on that date.  Compensation was measured over the 12-month period beginning on January 1, 2017 and ending on December 30, 2017. The original median employee as disclosed in the 2018 Proxy Statement is no longer employed by the Company. As such, in 2019 the Company identified a new median employee utilizing the same population and methodology used in 2017. The new median employee had substantially the same compensation in 2017 as the original median employee. The median employee identified is a Team Lead located in Culpeper, Virginia. The Company’s workforce is comprised of approximately 50% full-time and 50% part-time employees with the use of seasonal employees during the spring and fall selling seasons.

To determine the median total annual compensation for our employees (other than our CEO) in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, we included total gross earnings and employer paid healthcare costs which were calculated using internal payroll records. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on October 2, 2017, but did not work for us the entire fiscal year. No full-time equivalent adjustments were made for part-time temporary or seasonal employees.

Mr. Sandfort had fiscal 2019 annual total compensation of $8,655,358, as reflected in the Summary Compensation Table included in this Proxy Statement.  The median employee’s annual total compensation for 2019 that would be reportable in the Summary Compensation Table was $28,524.  As a result, the CEO pay ratio is 303:1.

Potential Payments Upon Termination or Change in Control

Retirement and Transition Agreement with Mr. Sandfort

Due to the fact that Mr. Sandfort was employed by the Company as of December 28, 2019, as required by SEC rules his existing employment and change in control agreements are described below in “Payment Upon Certain Termination Events" below, and potential severance amounts payable as of December 28, 2019 are listed under “Payments to be Made Upon a Change in Control” below. However, the terms of Mr. Sandfort's transition agreement and the actual payments made to Mr. Sandfort upon his February 29, 2020 retirement, are also described more fully under Compensation Discussion and Analysis – Employment Agreements and Severance Benefits” and “Payments on Certain Termination Events – Payments to Mr. Sandfort” below.

On December 17, 2019, the Company entered into a transition agreement (the "Transition Agreement") with Mr. Sandfort. Pursuant to the terms of the Transition Agreement, Mr. Sandfort continued to serve as Chief Executive Officer until January 12, 2020, at which time he began serving the Company in the capacity of Strategic Advisor during the period (the "Employment Transition Period") from January 13, 2020 until February 29, 2020 (the "Employment Termination Date"), and then began serving as a Consultant to the Company during the period (the "Consultation Transition Period") from March 1, 2020 to August 31, 2020 (the "Consulting Termination Date") in order to assist in the orderly transition of his responsibilities to Mr. Lawton.

During the Employment Transition Period, Mr. Sandfort was entitled to the following: (i) any unpaid Base Salary and benefits through the Employment Termination Date; (ii) a lump sum payment, in cash, equal to the estimated cost of procuring for Mr. Sandfort and his dependents: life, disability, accident and health insurance benefits for a period of two (2) years following the Employment Termination Date; (iii) any other unpaid benefits to which Mr. Sandfort was otherwise entitled under any other plan, policy or program of the Company (including any retirement plan) applicable to Mr. Sandfort as of the Employment Termination Date, in accordance with the terms of such plan, policy or program; (iv) all then outstanding options to acquire stock of the Company and all then outstanding restricted shares of stock and restricted stock units of the Company held by Mr. Sandfort were fully vested, and all performance share units, performance-based restricted stock and performance-based restricted stock units vested according to the terms of the applicable award agreement; and (v) any vested options held by Mr. Sandfort shall remain exercisable until the earlier of (a) the third anniversary of the Employment Termination Date (except in the case of Mr. Sandfort’s death during such period, in which event the options shall be exercisable until the earlier of the second anniversary of the date of Mr. Sandfort’s death and the third anniversary of the Employment Termination Date) and (b) the otherwise applicable normal expiration date of such option. During the Consultation Transition Period, Mr. Sandfort will be entitled to receive a monthly consulting fee of $52,083.

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Transition Agreement with Mr. Barbarick

On September 3, 2019, the Company entered into a transition agreement (the “Barbarick Transition Agreement”) with Steve K. Barbarick, the Company’s former President and Chief Operating Officer. Pursuant to the Barbarick Transition Agreement, Mr. Barbarick has agreed to assist the Company through the first anniversary of the Termination Date (as defined below) in the transition of his responsibilities to a successor. Mr. Barbarick has also agreed to be bound by certain non-disparagement, non-competition, non-solicitation, and confidentiality provisions, in each case as set forth in the Barbarick Transition Agreement, and executed a general release of claims against the Company. In exchange for the release, the restrictive covenants and his agreement to provide transition services, Mr. Barbarick will be entitled to the following: (i) one year of his base salary as in effect on August 23, 2019 (the “Termination Date”); (ii) a cash payment equal to his target bonus for fiscal year 2019; (iii) outplacement services through a provider of the Company’s choice for a period of twelve months following the Termination Date; (iv) a lump sum payment equal to four weeks of vacation time; and (iv) on the Termination Date, (a) all options and restricted stock units that were scheduled to vest in February 2020 and (b) all unvested performance share units or performance-based restricted share units for which the performance period had ended, vested as of the Termination Date. In addition, all outstanding options granted to Mr. Barbarick shall be exercisable until the earlier of (v) August 23, 2020 and (vi) the date on which such option expires in accordance with the provisions of the applicable award agreement. Mr. Barbarick will also be entitled to any pro rata bonus earned in fiscal 2019 based on the number of days in fiscal 2019 through the Termination Date.

All payments made by the Company pursuant to subsections (i) and (ii) above shall be payable over twenty-six payroll periods beginning on the first payroll period occurring thirty days following the Termination Date. In the event that Mr. Barbarick elects to continue his participation in the Company’s group medical, dental and vision plans under applicable COBRA regulations, the Company will pay the applicable COBRA premiums for a period of up to 18 months following the Termination Date and at the conclusion of the 18-month period, the Company will pay Mr. Barbarick cash in an amount equal to six months of his COBRA premiums calculated at the time his COBRA coverage ends.

Payments Made Upon Death or Disability

If the employment of any of the Named Executive Officers currently employed with the Company (other than Mr. Lawton, whose rights are described below under “Payments to Mr. Lawton”) is terminated by death or disability, the Named Executive Officer will be fully vested in all then-outstanding stock options and all then-outstanding RSUs of the Company and all such options shall remain exercisable until the earlier of (i) one year after the date of termination and (ii) the otherwise applicable normal expiration date of the option.

Pursuant to the award agreements under which the Named Executive Officers (other than Mr. Sandfort) were granted PSUs in the event that a Named Executive Officer's employment is terminated as a result of his death or disability, the Named Executive Officer will be fully vested in all PSUs, provided that if termination occurs prior to the end of the performance period, any PSUs will not be settled until the Compensation Committee determines the number of PSUs that should vest based on the extent to which the performance targets will have been achieved.

Under the terms of the Company’s disability plan, the Named Executive Officers are eligible for a disability benefit that is equal to a maximum of $10,000 per month.  The definition of disability is the same as that used for the disability plan covering all employees except that a Named Executive Officer’s disability must preclude the subject officer’s ability to carry out only his or her executive function.  The disability benefit would be reduced by any benefits payable under Social Security or worker’s compensation.  The payments continue based on age and various Social Security qualifications.  Additionally, the Named Executive Officers are eligible for a supplemental disability benefit under the Company-sponsored Executive Supplemental Individual Disability Insurance program, which provides for additional coverage above the $10,000 per month limit of the group long-term disability plan not to exceed 60% of monthly income.

Payments Upon Certain Termination Events

Payments to Mr. Lawton

In the event that Mr. Lawton's employment is terminated by the Company without cause or by Mr. Lawton for good reason (each as defined in his employment agreement), and if Mr. Lawton signs a customary release of all claims in favor of the Company, Mr. Lawton would be entitled to payment of his base salary for a period of two (2) years, an amount equal to two (2) times his target cash bonus for such year multiplied by the average of the bonus percentage applied to other executive officers’ target cash bonuses for the prior three (3) fiscal years pursuant to any cash bonus plan maintained by the Company in respect of the fiscal years preceding the date of termination and a lump sum payment equal to the estimated cost of life, disability, accident and health insurance benefits for Mr. Lawton

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and his dependents for two (2) years. The Company's obligation to make such payments will be reduced dollar-for-dollar by the amount of compensation earned by Mr. Lawton from other employment during the period the Company is required to make any severance payments. In the event of termination due to death or disability, Mr. Lawton would be entitled to base salary and benefits earned through the date of termination and an amount equal to the pro rata portion of the actual cash bonus earned for the year in which the date of termination occurs. In the event of a termination by the Company for cause or by Mr. Lawton without good reason, Mr. Lawton would receive only base salary and benefits earned through the date of termination.

Mr. Lawton's employment agreement also provides that upon termination due to death or disability, Mr. Lawton will be fully vested in all then-outstanding stock options and all then-outstanding RSUs of the Company and all such options shall remain exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. In the event of termination of Mr. Lawton's employment by the Company without cause or by Mr. Lawton for good reason, the vesting of all of the outstanding stock options and restricted shares of stock and RSUs held by Mr. Lawton scheduled to vest in the twelve (12) month period following the date of termination will be accelerated and any such options shall remain exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. The vesting of any PSUs or performance-based restricted stock or performance-based restricted stock unit awards shall vest according to the terms of the applicable award agreement in the case of Mr. Lawton’s termination due to death or disability or as a result of termination without cause by the Company or by Mr. Lawton for good reason.

Payments to Mr. Sandfort

In the event that Mr. Sandfort's employment would have been terminated by the Company without cause (as defined in his employment agreement) or by Mr. Sandfort for good reason (as defined in his employment agreement), Mr. Sandfort would have been entitled to payment of his base salary for a period of two (2) years, an amount equal to two (2) times his average annual bonus for the prior three (3) fiscal years and a lump sum payment equal to the estimated cost of health insurance benefits for Mr. Sandfort and his dependents for two (2) years. The Company's obligation to make such payments would have been reduced dollar-for-dollar by the amount of compensation earned by Mr. Sandfort from other employment during the period the Company would have been required to make any severance payments. Since Mr. Sandfort has retired, the employment agreement provides that Mr. Sandfort is entitled to base salary and benefits earned through the date of termination and a lump sum payment equal to the estimated cost of health insurance benefits for Mr. Sandfort and his dependents for two (2) years. In the event of termination due to death or disability, Mr. Sandfort would have been entitled to base salary and benefits earned through the date of termination and an amount equal to the pro rata portion of Mr. Sandfort's average annual bonus for the prior three (3) fiscal years. In the event of a termination by the Company for cause or by Mr. Sandfort without good reason, Mr. Sandfort would have received only base salary and benefits earned through the date of termination.

Mr. Sandfort's employment agreement also provides that upon termination due to death or disability, Mr. Sandfort would have been fully vested in all then-outstanding stock options and all then-outstanding RSUs of the Company and all such options would have remained exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. Due to Mr. Sandfort's retirement, the Board and Mr. Sandfort have agreed upon the terms of a mutually satisfactory transition plan for Mr. Sandfort’s position, and Mr. Sandfort has worked with the Board in good faith to identify at least one successor candidate for Mr. Sandfort’s position. Accordingly, Mr. Sandfort was fully vested in all outstanding stock options and RSUs and all vested stock options held by Mr. Sandfort are exercisable until the earlier of (i) the third anniversary of the date of termination (except in the case of Mr. Sandfort's death during such period, in which event his options are exercisable until the earlier of the second anniversary of his death and the third anniversary of the date of termination) and (ii) the otherwise applicable normal expiration date of such option. In the event of termination of Mr. Sandfort's employment by the Company without cause or by Mr. Sandfort for good reason, the vesting of all of the outstanding stock options and restricted shares of stock and RSUs held by Mr. Sandfort scheduled to vest in the twelve (12) month period following the date of termination would have been accelerated and any such options would have remained exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option.

Pursuant to the award agreement under which Mr. Sandfort was granted PSUs in 2018 and 2019, in the event that Mr. Sandfort's employment was terminated by the Company without cause or by Mr. Sandfort for good reason or as a result of his death, disability or retirement (each as defined in the award agreement), Mr. Sandfort was entitled to be fully vested in all PSUs, provided that if termination occurred prior to the end of the performance period, any PSUs will not be settled until the Compensation Committee determines the number of PSUs that should vest based on the extent to which the performance targets are achieved.

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Payments to Certain Other Named Executive Officers

If the employment of any of the Named Executive Officers (other than Messrs. Sandfort and Lawton, whose rights and obligations are described above) is voluntarily or involuntarily terminated, except pursuant to the Severance Plan described below, no additional payments or benefits will accrue or be paid other than what has accrued and is vested under the benefit plans discussed above in this Proxy Statement included under the headings “Compensation Discussion and Analysis” and “2019 Non-Qualified Deferred Compensation.”

On November 6, 2019, the Board adopted and approved the Tractor Supply Company Severance Plan (the “Severance Plan”). The Severance Plan will expire on June 13, 2021 (the date that is eighteen (18) months after the date Mr. Lawton succeeded Mr. Sandfort as CEO). The purpose of the Severance Plan is to provide severance benefits in connection with an involuntary termination without cause to the President of Petsense, LLC and any person who qualifies as a Senior Vice President or an Executive Vice President of the Company and designated by the Board on the effective date of the Severance Plan as an employee eligible to receive benefits under the Severance Plan (individually, an “Eligible Employee” and collectively, the “Eligible Employees”). Each of Messrs. Barton, Parrish, and Mills are eligible employees.

In order to be eligible to receive any of the severance benefits under the Severance Plan, the Eligible Employee must (a) execute a general release of claims against the Company within 45 days following the date of such Eligible Employee’s involuntary separation of service with the Company without Cause (such date, the “Date of Separation”) and (b) agree to not (i) use or disclose any confidential information pertaining to the business of the Company or its affiliates for twenty-four (24) months following the Date of Separation, (ii) operate or perform any services for any retailer in the farm and ranch, pet or animal products and services sectors for twelve (12) months following the Date of Separation, (iii) solicit or offer, for a period of twenty-four (24) months, employment to any person who is or has been employed by the Company or its affiliates at any time during the twelve (12) months immediately preceding such solicitation, or (iv) make any public disparaging or derogatory statements regarding the Company or its affiliates for twenty-four (24) months following the Date of Separation (each of (a) and (b) above, a “Condition” and together, the “Conditions”).

Cause is defined in the Severance Plan as the Eligible Employee’s:
•material failure to perform, or negligence in the performance of, reasonably assigned duties of the Eligible Employee’s position, which failure such Eligible Employee does not cure within fifteen (15) days of the Company providing written notice of such failure;
•material personal dishonesty or willful misconduct in the performance of duties or with respect to the Company or its affiliates;
•misappropriation of funds or fraud with respect to the Company or its affiliates;
•conviction of, or a plea of guilty or nolo contendere to, a felony or other crime involving dishonesty or moral turpitude; or
•(i) any breach by the Eligible Employee of, or any act by the Eligible Employee causing the Company or its affiliates to breach, applicable laws or regulations relating to securities of the Company or its affiliates or other material laws or regulations relating to the Company or its affiliates, or (ii) any willful or grossly negligent act by the Eligible Employee resulting in an investigation by the Securities and Exchange Commission, which, in each of cases (i) and (ii), materially adversely affects the Company or its affiliates or such Eligible Employee’s ability to perform his or her duties to his or her employer.

Following the Date of Separation and subject to the Eligible Employee’s fulfillment of the Conditions, the Eligible Employee is entitled to the following severance benefits:

•Severance Pay. Cash severance in an amount equal to (i) the Eligible Employee’s base salary in effect immediately prior to the Date of Separation, plus (ii) the average of the annual cash bonus earned by the Eligible Employee under the Company’s applicable annual cash incentive bonus plan in each of the last three (3) fiscal years (both (i) and (ii), the “Cash Compensation”).
•Pro-Rata Bonus. Payment of any annual performance bonus for the fiscal year in which the Date of Separation occurs and pro-rated through the Date of Separation, provided the Eligible Employee meets the applicable performance goals for such bonus (the “Pro-Rata Bonus”), payable in cash at the same time as bonuses are paid to other executives.
•Medical and Dental Insurance. Eligibility to elect COBRA continuation coverage and receive medical and dental insurance coverages through COBRA for one (1) year following the Date of Separation and to receive reimbursements from the Company (on an after-tax basis) for the total amount of the monthly COBRA medical and dental insurance premiums payable by the Eligible Employee for such continued benefits (on a monthly premium basis) immediately prior to the Date of Separation, provided, however, that if, within one (1) year following the Date of Separation, the Eligible Employee becomes employed by a new employer that provides medical and dental coverage, the Company’s obligation to pay or reimburse the Eligible Employee for medical and dental coverage under COBRA shall cease.

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•Equity Vesting. The accelerated vesting of (i) any unvested stock options and restricted stock units that are scheduled to vest within twelve (12) months from the Date of Separation and (ii) any unvested performance share units and performance-based restricted stock units for which the performance period has ended as of the Date of Separation.
•Additional Benefits. Any earned but unpaid base salary, earned but unpaid bonus payments from the prior fiscal year and a cash payment equal to the earned but unused vacation days through the Date of Separation. The Eligible Employee shall also be entitled to prompt reimbursement of any unreimbursed expenses properly incurred in accordance with the Company’s policies prior to the Date of Separation, in addition to any other benefits to which such Eligible Employee may be entitled pursuant to the terms and conditions of (i) the employee compensation, incentive, equity, benefit or fringe benefit plans, policies or programs of the Company, other than any Company severance policy, and (ii) the indemnification and directors and officers insurance plans, policies or programs of the Company.

The Cash Compensation shall be paid to an Eligible Employee over a twelve (12) month period on the Company’s regular payroll cycle. In the event than an Eligible Employee would be entitled to both severance payments or benefits pursuant to the Severance Plan and severance payments or benefits pursuant to a Change in Control Agreement, then the Eligible Employee shall not be entitled to payments or benefits pursuant to the Severance Plan, and shall instead be entitled only to payments or benefits pursuant to a Change in Control Agreement.

Payments to Be Made Upon a Change in Control

On December 4, 2019, Mr. Lawton and the Company entered into a change in control agreement effective as of January 13, 2020 (the “Lawton Change in Control Agreement”). Pursuant to the Lawton Change in Control Agreement, if Mr. Lawton’s employment is terminated during the term of the agreement following a change in control of the Company other than (i) by the Company for cause, (ii) by reason of death, disability or retirement or (iii) by Mr. Lawton without good reason (as such terms are defined in the agreement), Mr. Lawton will receive: (a) an amount equal to two (2) times Mr. Lawton’s (x) base salary as in effect immediately prior to the date of termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting good reason (as defined in the Lawton Change in Control Agreement), and (y) Mr. Lawton’s target annual cash bonus in the fiscal year of (1) the date of termination or, (2) if higher, in respect of the fiscal year preceding the change in control (the higher of (1) or (2) being the “Measurement Period”) pursuant to any cash bonus plan maintained by the Company in respect of the fiscal years preceding the date of termination or change in control, multiplied by the average of the bonus percentage applied to the other executive officers’ target cash bonus for the three (3) fiscal years preceding the Measurement Period; (b) an amount equal to the estimated cost of procuring for Mr. Lawton and his dependents life, disability, accident and health insurance benefits for a period of two (2) years following the date of termination payable in a lump sum, in cash; (c) outplacement services capped at $40,000; (d) an amount equal to the average of Mr. Lawton’s target annual cash bonus pursuant to any cash bonus plan maintained by the Company in the fiscal year of the date of termination, multiplied by the average of the bonus percentage applied to the other executive officers’ target cash bonus for the three (3) most recent fiscal years which occurred immediately prior to the date of termination, multiplied by a fraction, the numerator of which is the number of days in the then-current fiscal year through and including the date of termination, and the denominator of which is 365; (e) the stock options outstanding at the date of termination will become fully vested and continue to be exercisable until the earlier of (i) the second anniversary of the date of termination or (ii) the otherwise applicable expiration date of the term of such option, or, at the Company’s election, may be canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of the related options; and (f) all restricted stock units and other equity-based awards outstanding at the date of termination will become fully vested (including restricted stock units of the Company and, except as otherwise provided in the applicable award agreement, any awards subject to performance-vesting conditions shall be settled assuming the “target” level of performance shall have been achieved) or, at the Company’s election may be canceled upon lump sum payment of the cash equivalent of the fair market value of the related stock.

Pursuant to his employment agreement, if Mr. Sandfort's employment would have been terminated by the Company (other than for cause or as a result of Mr. Sandfort’s disability) or by Mr. Sandfort for good reason within two (2) years following a change in control (as defined in the employment agreement) and during the term, Mr. Sandfort would have received: (i) the equivalent of two (2) times the annual base salary and average annual bonus(es) or award(s) for the prior three (3) fiscal years pursuant to any bonus plan for the fiscal year preceding the date of termination or, if higher, the fiscal years preceding the change in control, payable in a lump sum, in cash; (ii) a lump sum payment, in cash, equal to the estimated cost of existing life, disability and medical benefits for Mr. Sandfort and his dependents for two (2) years; and (iii) outplacement services not to exceed $50,000. Mr. Sandfort’s agreement also provided that (i) the stock options outstanding at the date of termination would have become fully vested and continued to be exercisable until the earlier of (a) the third anniversary of the date of termination or (b) the otherwise applicable expiration date, or, at the Company's election, could have been canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of the related options; and (ii) the RSUs outstanding at the date of termination would have become fully vested or, at the Company's election could have been canceled upon lump sum payment of the cash equivalent of the fair market value of the related stock.

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The Company is also a party to Change in Control Agreements with each Named Executive Officer (other than Mr. Sandfort, whose change in control agreement was superseded by his employment agreement, and Mr. Lawton, who has a different change in control agreement than the other Named Executive Officers and is described above). Pursuant to these Change in Control Agreements, if an executive’s employment is terminated following a change in control (other than termination by the Company for cause or by reason of death or disability) or if the executive retires or terminates his employment in certain circumstances defined in the agreement which constitute “good reason,” the executive will receive:

•the equivalent of 1.5x the annual base salary and average annual bonus(es) or award(s) pursuant to any cash bonus plan for the three (3) prior fiscal years preceding the date of termination or, if higher, the three (3) prior fiscal years preceding the change in control, payable in a lump sum, in cash;

•a lump sum payment, in cash, equal to the estimated cost of existing life, disability and medical benefits for the executive and his or her dependents for a period of two (2) years beyond the date of termination;

•outplacement services not to exceed $40,000; and

•a pro-rata portion of the executive's average annual bonus(es) or award(s) under any cash bonus plan for the three (3) prior fiscal years preceding the date of termination payable in a lump sum, in cash.

The Change in Control Agreements also provide that:

•the stock options outstanding at the date of termination will become fully vested and continue to be exercisable until the earlier of (i) the second anniversary of the date of termination or (ii) the otherwise applicable expiration date of the term of such option, or, at the Company’s election, may be canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of the related options;

•the RSUs outstanding at the date of termination will become fully vested or, at the Company’s election may be canceled upon lump sum payment of the cash equivalent of the fair market value of the related stock; and

•except as otherwise provided in an applicable award agreement, any awards subject to performance-vesting conditions shall be settled assuming a “target” level of performance shall have been achieved or, at the Company’s election, such awards may be canceled upon lump sum payment of the cash equivalent of the fair market value of the related stock.

In the Change in Control Agreements, the executives (other than Mr. Sandfort) have agreed to remain in the employ of the Company for at least six (6) months following a change in control unless the executive resigns for good reason, dies, becomes disabled, retires or is terminated by the Company. In addition, the Named Executive Officers (other than Mr. Sandfort and Mr. Lawton) have agreed, during their employment with the Company and for a period of 18 months, following termination of employment by the Company after a change in control, not to compete with the Company’s business, solicit or hire any of the Company’s employees, disparage the Company or disclose any confidential information or trade secrets of the Company. Pursuant to the terms of Mr. Sandfort’s employment agreement and the Lawton Change in Control Agreement, Mr. Sandfort and Mr. Lawton have agreed, for a period of 24 months following termination of employment by the Company after a change in control, not to compete with the Company’s business, solicit or hire any of the Company’s employees, disparage the Company or disclose any confidential information or trade secrets of the Company.

Other than as noted above, the Change in Control Agreements for each of the Named Executive Officers (other than Mr. Lawton) are substantially similar and expire in February 2021.

Pursuant to the Change in Control Agreements, Mr. Sandfort's employment agreement and the Lawton Change in Control Agreement, a change in control is deemed to occur (or in the case of Mr. Sandfort, would have been deemed to occur) upon (i) any person acquiring ownership of the securities of the Company representing more than 35% of the combined voting power of the Company; or (ii) any change in the majority of the Board of Directors during any 12 month period during the term; or (iii) consummation of a reorganization, merger or consolidation of the Company whereby 50% or more of the combined voting power of the then outstanding shares of the Company changes; or (iv) a sale or disposition of all or substantially all of the assets of the Company (unless such sales do not result in a change in the proportional ownership existing immediately prior to such sale or disposition).

Pursuant to the award agreements under which the Named Executive Officers (other than Mr. Sandfort) have been granted PSUs, if the entity surviving a change in control of the Company assumes the PSUs, the PSUs shall be eligible to vest at the target amount on the applicable vesting date(s) if the change in control occurs prior to the end of the performance period or the remaining number of PSUs shall continue to vest on the applicable vesting date(s) if the change in control occurs after the end of the performance period, provided that if the Named Executive Officer's employment is terminated without cause by the successor, by the Named Executive Officer for

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good reason or as a result of the Named Executive Officer's death, disability, retirement or early retirement (each as defined in the award agreement) within one year following the change in control, all such PSUs shall vest and be released to the Named Executive Officer. In the event that the successor does not assume the award, a number of PSUs equal to the target award in the event the performance period has not ended, or the actual number of PSUs that would have vested on each vesting date following the performance period if the change in control occurs after the performance period has ended, shall vest as of the effective date of the change in control.

Pursuant to the award agreement under which Mr. Sandfort was granted PSUs in 2018 and 2019, if the entity surviving a change in control of the Company would have assumed the PSUs, the PSUs would have been eligible to vest at the target amount on the applicable vesting date(s) if the change in control occurred prior to the end of the performance period or the remaining number of PSUs would have continued to vest on the applicable vesting date(s) if the change in control occurred after the end of the performance period, provided that if Mr. Sandfort's employment would have been terminated without cause by the successor, by Mr. Sandfort for good reason or as a result of Mr. Sandfort's death, disability, or retirement (each as defined in the award agreement), all such PSUs would have vested and been released to Mr. Sandfort. In the event that the successor did not assume the award, a number of PSUs equal to the target award in the event the performance period has not ended, or the actual number of PSUs that would have vested on each vesting date following the performance period if the change in control occurred after the performance period has ended, would have vested as of the effective date of the change in control.

The table immediately following shows potential payments to our Named Executive Officers for various scenarios involving a change in control or termination of employment, assuming a December 28, 2019 termination date.

Executive Payments Upon Termination	Voluntary Termination	Retirement (1)	Voluntary Termination for Good Reason or Involuntary Termination Without Cause (2)		Involuntary Termination With Cause	Change in Control (3)		Death or Disability
Gregory A. Sandfort
Base salary (4)	$—	$—	$2,500,000		$—	$2,500,000		$—
Non-equity incentive	—	—	2,641,588	(5)	—	2,641,588	(5)	1,320,794	(6)
Stock options, RSUs, and PSUs (vesting accelerated) (7)	—	15,556,535	6,771,704		—	15,556,535		15,556,535
Health and welfare benefits (8)	—	41,359	41,359		—	41,359		—
Life insurance benefits (9)	—	2,592	2,592		—	2,592		—
Outplacement services (10)	—	—	—		—	50,000		—
	$—	$15,600,486	$11,957,243		$—	$20,792,074		$16,877,329
Steve K. Barbarick (11)
Base salary	$835,000	$—	$—		$—	$—		$—
Non-equity incentive	835,000	—	—		—	—		—
Stock options, RSUs, and PSUs (vesting modifications)	1,335,255	—	—		—	—		—
Health and welfare benefits	8,041	—	—		—	—		—
Vacation payout	64,231	—	—		—	—		—
	$3,077,527	$—	$—		$—	$—		$—
Kurt D. Barton
Base salary (4)	$—	$—	$550,000		$—	$825,000		$—
Non-equity incentive	—	—	708,793	(12)	—	514,049	(13)	—
Stock options, RSUs, and PSUs (vesting accelerated) (7)	—	—	1,643,648		—	3,950,429		3,950,429
Health and welfare benefits (8)	—	—	16,232		—	42,904		—
Life insurance benefits (9)	—	—	—		—	2,592		—
Outplacement services (10)	—	—	—		—	40,000		—
	$—	$—	$2,918,673		$—	$5,374,974		$3,950,429

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Benjamin F. Parrish, Jr.
Base salary (4)	$—	$—	$610,000		$—	$915,000		$—
Non-equity incentive	—	—	819,208	(12)	—	619,766	(13)	—
Stock options, RSUs, and PSUs (vesting accelerated) (7)	—	—	1,410,393		—	3,101,907		3,101,907
Health and welfare benefits (8)	—	—	11,011		—	38,775		—
Life insurance benefits (9)	—	—	—		—	2,592		—
Outplacement services (10)	—	—	—		—	40,000		—
	$—	$—	$2,850,612		$—	$4,718,040		$3,101,907

Robert D. Mills
Base salary (4)	$—	$—	$525,000		$—	$787,500		$—
Non-equity incentive	—	—	652,531	(12)	—	454,617	(13)	—
Stock options, RSUs, and PSUs (vesting accelerated) (7)	—	—	879,401		—	2,416,597		2,416,597
Health and welfare benefits (8)	—	—	18,298		—	46,435		—
Life insurance benefits (9)	—	—	—		—	2,592		—
Outplacement services (10)	—	—	—		—	40,000		—
	$—	$—	$2,075,230		$—	$3,747,741		$2,416,597
Chad M. Frazell
Base salary (4)	$—	$—	$485,000		$—	$727,500		$—
Non-equity incentive	—	—	469,334	(12)	—	348,890	(13)	—
Stock options, RSUs, and PSUs (vesting accelerated) (7)	—	—	641,187		—	1,409,969		1,409,969
Health and welfare benefits (8)	—	—	16,232		—	42,786		—
Life insurance benefits (9)	—	—	—		—	2,592		—
Outplacement services (10)	—	—	—		—	40,000		—
	$—	$—	$1,611,753		$—	$2,571,737		$1,409,969
(1)Pursuant to his employment agreement, Mr. Sandfort was eligible to retire after providing 10 years of service to the Company. Mr. Sandfort achieved 10 years of service effective November 5, 2017.
(2)These termination provisions reflect the potential payouts for Mr. Sandfort based on his employment agreement and for Messrs. Barton, Parrish, Mills, and Frazell based upon the severance plan adopted on November 6, 2019.
(3)These severance provisions are only applicable upon termination of employment other than for cause, by reason of death, disability or retirement, or by the executive without good reason following a change in control.
(4)Amount reflects the contractual multiple of base salary.  The Company has no established policy or practice pertaining to severance pay in the event of termination, except for the employment agreements for Mr. Sandfort and Mr. Lawton and the executive severance plan for the other named executive officers which is in effect through June 13, 2021.
(5)Reflects two times the average annual cash bonus paid to Mr. Sandfort for the prior three fiscal years as set forth in the CIP.
(6)Reflects the average annual cash bonus paid to Mr. Sandfort for the prior three fiscal years as set forth in the CIP.
(7)Amount includes the value of unvested options computed by multiplying (i) the difference between (a) $92.30, the closing price of a share of our Common Stock on December 27, 2019, the last trading day of fiscal 2019 and (b) the exercise price per share for each option grant by (ii) the number of unvested shares subject to that option grant.  Amount also includes unvested RSUs and PSUs valued at $92.30, the closing price of a share of our Common Stock on December 27, 2019, the last trading day of fiscal 2019. The amounts in this column represent PSUs for which the performance conditions have not yet been satisfied. The PSU amounts included assume a target level achievement. The actual number of shares issued, if any, may be higher or lower than the target based on actual achievement levels relative to the performance objectives. Refer to “Compensation Discussion and Analysis - Long-Term Incentive Compensation: Performance-based Restricted Share Units” for additional information regarding our PSU grants.

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(8)Amount reflects the Company's current aggregate total cost for continuation of insurance benefits (i.e. medical, dental, vision and disability) for the contractual duration of the respective agreements.
(9)Amount reflects the Company's current aggregate total cost for continuation of insurance benefits (i.e. life, AD&D) for the contractual duration of the respective agreements.
(10)Amount assumes the maximum for outplacement services allowed under the Change in Control Agreements and Mr. Sandfort’s employment agreement.
(11)Mr. Barbarick resigned from the Company effective August 23, 2019. As part of his transition agreement with the Company, Mr. Barbarick was entitled to receive (a) one year of his base salary as in effect on August 23, 2019 of $835,000, (b) a cash payment equal to his target bonus for fiscal year 2019 of $835,000, (c) modifications of his stock awards valued at $1,335,255 based on accounting for share-based compensation, (d) a lump sum payment equal to four weeks of vacation time of $64,231, and (e) company paid health insurance premiums of $8,041.
(12)Amount reflects (a) the average annual cash bonus paid for the prior three fiscal years as set forth in the CIP and (b) the fiscal 2019 cash bonus payable under the fiscal 2019 CIP, prorated based on termination date, which is assumed herein to be December 28, 2019 (the last day of the fiscal year).
(13)Amount reflects the contractual multiple of the average annual cash bonus for the prior three fiscal years as set forth in the CIP.  The Company has no established policy or practice pertaining to payment of bonuses in the event of termination prior to the date bonuses are actually awarded, except for the employment agreement for Mr. Sandfort and Mr. Lawton and the executive severance plan for the other named executive officers which is in effect through June 13, 2021.

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Related-Party and Beneficial Ownership Information

Related-Party Transactions

Since the beginning of the Company’s last fiscal year, we are aware of no related party transactions between us and any of our directors or director nominees, executive officers, 5% shareholders or their family members which require disclosure under Item 404 of Regulation S-K under the Exchange Act.

The Board of Directors of the Company has adopted a written policy which provides that any transaction between the Company and any of its directors, officers, or principal shareholders or affiliates thereof, must be on terms no less favorable to the Company than could be obtained from unaffiliated parties and must be approved by vote of a majority of the appropriate committee of the Board of Directors, each of which is comprised solely of independent directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC.  Based solely on a review of the copies of such reports furnished to us during fiscal 2019 and written representations that no other reports were required, all Directors, executive officers and greater than 10% beneficial owners filed on a timely basis all reports required by Section 16(a) of the Exchange Act during the 2019 fiscal year.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 25, 2020, except as otherwise footnoted, by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director or person nominated to be a director; (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company as a group.  The determinations of “beneficial ownership” of the Common Stock are based upon responses to Company inquiries that cited Rule 13d-3 under the Exchange Act.  Such rule provides that shares shall be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination.  Except as disclosed in the notes to the table, each named person has sole voting and investment power with respect to the number of shares shown as beneficially owned by such person.  There were 117,282,010 shares of Common Stock outstanding on January 25, 2020.

Name of Beneficial Owner	Number of Shares	Number of Option Shares, PSUs, and RSUs (1)	Number of Vested Deferred RSUs (2)	Total Shares, Option Shares, PSUs, and RSUs	Percent of Class (3)
The Vanguard Group (4)	12,830,889	—	—	12,830,889	10.9%
BlackRock, Inc. (5)	9,814,657	—	—	9,814,657	8.4%
Ricardo Cardenas	100	—	—	100	*
Denise L. Jackson	100	—	1,916	2,016	*
Cynthia T. Jamison	29,480	—	15,827	45,307	*
Thomas A. Kingsbury	100	—	1,916	2,016	*
Ramkumar Krishnan	2,258	—	1,916	4,174	*
George MacKenzie	18,869	—	3,756	22,625	*
Edna K. Morris	64,343	—	4,996	69,339	*
Mark J. Weikel	9,701	—	—	9,701	*
Harry A. Lawton III	—	—	—	—	*
Gregory A. Sandfort	248,655	873,162	—	1,121,817	*
Steve K. Barbarick	—	—	—	—	*
Kurt D. Barton	19,335	122,404	—	141,739	*
Benjamin F. Parrish, Jr.	23,815	128,831	—	152,646	*
Robert D. Mills	5,730	53,342	—	59,072	*
Chad M. Frazell	—	—	—	—	*
All directors and executive officers as a group (19 persons)	434,228	1,296,828	30,327	1,761,383	1.5%
*       Less than 1% of outstanding Common Stock.
(1)Reflects the number of shares that could be purchased by exercise of options exercisable on January 25, 2020 or within 60 days of January 25, 2020 and the number of shares underlying RSUs and PSUs which vest within 60 days of January 25, 2020.
(2)Reflects the number of RSUs that have satisfied the related vesting requirements, but the receipt of the shares has been deferred to a later date.
(3)Pursuant to the rules of the SEC, shares of Common Stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options or vesting of RSUs and PSUs are deemed to be outstanding for the purpose of computing the ownership of that owner and for the purpose of computing the ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the ownership of any other owner.
(4)Based solely on information set forth in Schedule 13G/A filed with the SEC on February 12, 2020, these shares are owned by accounts for which The Vanguard Group serves as investment advisor. Such Schedule 13G/A indicated that The Vanguard Group had sole power to vote 183,719 shares, shared voting power for 32,207 shares, sole dispositive power for 12,626,095 shares and shared dispositive power for 204,794 shares. The Vanguard Group's address is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Based solely on information set forth in Schedule 13G/A filed with the SEC on February 6, 2020, BlackRock, Inc. had sole power to vote 8,492,681 shares and sole dispositive power for 9,814,657 shares. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY 10055.

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Shareholder Information
Shareholder Proposals

Shareholders who desire to submit to the Company proposals for possible inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Shareholders must submit such proposals in writing by November 23, 2020 to the Corporate Secretary of the Company at 5401 Virginia Way, Brentwood, Tennessee 37027.

For a shareholder proposal that is not intended to be included in the Company's proxy materials but is intended to be raised by the shareholder from the floor at the 2021 Annual Meeting of Shareholders, the shareholder must provide timely advance notice in accordance with the Company’s Bylaws.  The Company's Bylaws contain an advance notice provision which provides that, to be timely, a shareholder's notice of intention to bring business before a meeting must be received by the Corporate Secretary of the Company at the above address not later than ninety (90) nor earlier than one hundred twenty (120) calendar days prior to the anniversary date of the Company’s prior year's annual meeting (no later than February 6, 2021, and no earlier than January 7, 2021, for the Company’s 2021 Annual Meeting of Shareholders).  In the event, however, that the date of the annual meeting is changed by more than thirty (30) calendar days from the anniversary date of the prior year’s annual meeting, such notice and supporting documentation must be received by the Corporate Secretary of the Company not later than the later of (i) the ninetieth day prior to such annual meeting or (ii) the tenth day following the date on which the Company provides notice of the date of such annual meeting but in no event later than the fifth business day preceding the date of such annual meeting.

Proxy Access Nominations

In order to be properly brought before the 2021 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement and ballot pursuant to Section 1.2 of our Bylaws (a “proxy access nomination”) must be received by the Corporate Secretary of the Company in writing at the above address no earlier than October 24, 2020 and not later than November 23, 2020 (i.e., not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first provided or made available to shareholders in connection with the preceding year’s annual meeting of shareholders). If the 2021 Annual Meeting is not scheduled to be held within 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the 180th day prior to the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by the Company.

Shareholder Nominations of Candidates for Board Membership

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the shareholder considers appropriate. The Corporate Governance and Nominating Committee will consider whether to nominate any person nominated by a shareholder who is a shareholder of record on the date of the giving of the notice of nomination and who is entitled to vote at the Meeting, and who delivers timely notice of the nomination in proper written form as provided by the Company’s Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Secretary of the Company upon written request), the proposed nominee’s written consent to nomination, and certain additional information as set forth in the Company’s Bylaws.

For a shareholder’s notice to the Company’s Secretary to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company by February 6, 2021 but not before January 7, 2021 (or, if the annual meeting is changed by more than thirty (30) calendar days from the anniversary of the prior year's annual meeting, the notice must be received not later than the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which notice containing the date of the annual meeting is provided by the Company; provided further, however, that any such notice which is received later than the fifth business day prior to the meeting may be disregarded). If the presiding person at the meeting determines that a nomination was not properly made in accordance with the procedures set forth in the Company’s Bylaws, then the presiding person will declare to the meeting that such nomination was defective and such defective nomination shall be disregarded.

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Availability of Form 10-K and Annual Report to Shareholders

A copy of the Company's Annual Report on Form 10-K for fiscal 2019 has been posted online, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice.  The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting materials.

The Company filed its Annual Report on Form 10-K with the SEC on February 20, 2020.  We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal 2019, without exhibits.  Please send a written request to Investor Relations, Tractor Supply Company, 5401 Virginia Way, Brentwood, Tennessee 37027, or complete the request form on the investor relations page of our website at TractorSupply.com.

Other Matters

The Board does not intend to present any business at the Meeting other than the items stated in the “Notice of Annual Meeting of Shareholders” and knows of no other business to be presented for action at the meeting.  If, however, any other business should properly come before the meeting or any continuations or adjournments thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and discretion of the persons named in the proxy.

In addition to solicitation by mail, certain of the Company’s directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone.  The costs of such solicitation will be borne by the Company.  The Company will also make arrangements with brokerage houses, custodians and other nominees to send proxy materials to the beneficial owners of shares of the Company's Common Stock held in their names, and the Company will reimburse them for their related postage and clerical expenses.

Directions to the Annual Meeting

From North of Nashville
Follow I-65 South beyond downtown Nashville to Exit #74B (Brentwood).  Turn right off the ramp and stay on Old Hickory Blvd.   Turn left at the second light (Franklin Pike).  Turn right at the second light (Maryland Way).  Turn left on Winners Circle South.  Take the first right onto Virginia Way. Tractor Supply Company is on the left.  The Meeting entrance is the main entry way at the front of the building.

From South of Nashville
Follow I-65 North (toward Nashville). Take Exit #74B (Brentwood).  Circle around the off-ramp and stay on Old Hickory Blvd.   Turn left at the third light (Franklin Pike).  Turn right at the second light (Maryland Way).   Turn left on Winners Circle South.  Take the first right onto Virginia Way. Tractor Supply Company is on the left.  The Meeting entrance is the main entry way at the front of the building.

From East of Nashville
Follow I-40 West (toward Nashville) and merge left onto I-24 East (toward Chattanooga).  Immediately merge right onto I-440 West via Exit #53 (toward Memphis).  Merge onto I-65 South via Exit #5 (towards Huntsville).  Follow I-65 South to Exit #74B (Brentwood).  Turn right off the ramp and stay on Old Hickory Blvd.   Turn left at the second light (Franklin Pike).  Turn right at the second light (Maryland Way).   Turn left on Winners Circle South.  Take the first right onto Virginia Way. Tractor Supply Company is on the left.  The Meeting entrance is the main entry way at the front of the building.

From West of Nashville
Follow I-40 East to I-65 South.  Follow I-65 South to Exit #74B (Brentwood).  Turn right off the ramp and stay on Old Hickory Blvd.   Turn left at the second light (Franklin Pike).  Turn right at the second light (Maryland Way).   Turn left on Winners Circle South.  Take the first right onto Virginia Way. Tractor Supply Company is on the left.  The Meeting entrance is the main entry way at the front of the building.

Index

TRACTOR SUPPLY CO

TractorSupply.com

VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 7, 2020.**

**Online**

Go to **www.envisionreports.com/TSCO** or scan the QR code — login details are located in the shaded bar below.

**Phone**

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

# 2020 Annual Shareholders' Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board of Directors recommend a vote FOR all the nominees listed on Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Cynthia T. Jamison | ☐ | ☐ | 02 - Ricardo Cardenas | ☐ | ☐ | 03 - Denise L. Jackson | ☐ | ☐ |
| 04 - Thomas A. Kingsbury | ☐ | ☐ | 05 - Ramkumar Krishnan | ☐ | ☐ | 06 - George MacKenzie | ☐ | ☐ |
| 07 - Edna K. Morris | ☐ | ☐ | 08 - Mark J. Weikel | ☐ | ☐ | 09 - Harry A. Lawton III | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2020 | ☐ | ☐ | ☐ |
| 3. Say on Pay - An advisory vote to approve executive compensation | ☐ | ☐ | ☐ |
| 4. To approve an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements contained therein | ☐ | ☐ | ☐ |

## B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

Index

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The material is available at: www.envisionreports.com/TSCO

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TSCO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy - Tractor Supply Company

# Notice of 2020 Annual Meeting of Shareholders

## Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2020

Benjamin F. Parrish, Jr. and Kristopher S. Bybee, and each of them, as proxy and attorney-in-fact, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess, if personally present, at the Annual Meeting of Shareholders of Tractor Supply Company to be held on May 7, 2020 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

**(Items to be voted appear on reverse side)**

### C Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

Index
Exhibit A:
Certificate of Amendment to the Restated Certificate of Incorporation of
Tractor Supply Company

Set forth below is the text of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation as proposed by Proposal 4. Proposed deletions are indicated by strike-outs.

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TRACTOR SUPPLY COMPANY

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Tractor Supply Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Tractor Supply Company
B. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the text in ARTICLE EIGHTH as follows:

EIGHTH: AMENDMENT OF THIS CERTIFICATE. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, ~~except as provided in Article NINTH of this Restated Certificate of Incorporation,~~ and all rights conferred upon the stockholders herein are granted subject to this right.

C. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the text of ARTICLE NINTH in its entirety as follows:

~~NINTH: AMENDMENT OF ARTICLES FIFTH AND EIGHTH. Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Restated Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal any provision of Articles FIFTH or EIGHTH of this Restated Certificate of Incorporation.~~

D. The foregoing amendment was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware.

E. The effective date of the foregoing amendment shall be [●] , 2020.
[Signature Page Follows]

Index
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name this __ day of [●], 2020.

Tractor Supply Company

By:
Name: Kurt D. Barton
Title: Executive Vice President – Chief Financial Officer and Treasurer